EXHIBIT 99.1

COMMONWEALTH OF MASSACHUSETTS

MIDDLESEX, ss.		SUPERIOR COURT DEPARTMENT OF THE TRIAL COURT

RMR HOSPITALITY and REAL ESTATE
FUND,

Plaintiff,

v.

BULLDOG INVESTORS GENERAL
PARTNERSHIP;
OPPORTUNITY PARTNERS LIMITED
PARTNERSHIP;
FULL VALUE PARTNERS LIMITED
PARTNERSHIP;
OPPORTUNITY INCOME PLUS FUND
LIMITED PARTNERSHIP;
KIMBALL & WINTHROP, INC.;
FULL VALUE ADVISORS, LLC;
SPAR ADVISORS, LLC;
PHILLIP GOLDSTEIN; and
JOHN DOES NUMBER 1-500,

Defendants.

	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Civil Action No.:
)

COMPLAINT

1.                                       This is an action for declaratory judgment and specific performance by Plaintiff RMR Hospitality and Real Estate Fund (“RHR”), a mutual fund organized as a Massachusetts business trust, to enforce provisions of its Agreement and Declaration of Trust (the “Trust Agreement”).  RHR’s Trust Agreement provides that, with certain exceptions, no person or group of persons acting together may own more than 9.8% of RHR’s outstanding shares.  This ownership restriction, which RHR has repeatedly and publicly disclosed, limits the ability of a shareholder to acquire control of RHR or force RHR to act in a manner inconsistent with its investment objectives.  It also enables RHR to comply with restrictions imposed by companies in which RHR invests under applicable tax laws.  Notwithstanding this restriction, Bulldog Investors General Partnership and its affiliates (“Bulldog”) have acquired approximately 14% of RHR’s outstanding shares; and, despite RHR’s multiple requests, Bulldog has refused to reduce its ownership interest in RHR.  In this action, RHR seeks a declaratory judgment that Bulldog’s ownership of RHR shares violates the Trust Agreement and that RHR may take corrective action as permitted by the Trust Agreement.  RHR also seeks specific performance ordering Bulldog to disclose information about its RHR shares, including the street name and custodial account in which the shares are held, so that RHR may implement the actions authorized by the Trust Agreement.

The Parties

2.                                       Plaintiff RHR is a Massachusetts business trust with its principal place of business in Newton, Massachusetts.  RHR’s membership interests, or common shares, are traded on the American Stock Exchange.  RHR has several thousand shareholders, including residents of Massachusetts, New York, New Jersey, Delaware, Ohio and other states.

3.                                       Defendant Bulldog is a general partnership with a principal place of business at 60 Heritage Drive, Pleasantville, New York.  On information and belief, Bulldog sometimes claims to have a principal place of business at Park 80 West-Plaza Two, Saddle Brook, New Jersey.  Despite inquiry, RHR has been unable to determine the jurisdiction under whose laws Bulldog has been organized, but RHR believes and alleges Bulldog exists as a creature of New York law or of Ohio law.

4.                                       Defendant Opportunity Partners Limited Partnership (“Opportunity Fund”) is an Ohio limited partnership.  On information and belief, Opportunity Fund’s principal place of business is 60 Heritage Drive, Pleasantville, New York or at Park 80 West-Plaza Two, Saddle Brook, New Jersey.

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5.                                       Defendant Full Value Partners Limited Partnership (“Full Value Fund”) is a Delaware limited partnership.  On information and belief, Full Value Fund’s principal place of business is at 60 Heritage Drive, Pleasantville, New York or at Park 80 West-Plaza Two, Saddle Brook, New Jersey.

6.                                       Defendant Opportunity Income Plus Fund Limited Partnership (“Opportunity Plus Fund”) is a Delaware limited partnership.  On information and belief, Opportunity Plus Fund’s principal place of business is at 60 Heritage Drive, Pleasantville, New York or at Park 80 West-Plaza Two, Saddle Brook, New Jersey.

7.                                       Defendant Kimball & Winthrop, Inc. is an Ohio corporation with a principal place of business at 60 Heritage Drive, Pleasantville, New York or at Park 80 West-Plaza Two, Saddle Brook, New Jersey.

8.                                       Defendant Full Value Advisors, LLC (“Full Value Advisors”) is a New Jersey limited liability company with a principal place of business at 60 Heritage Drive, Pleasantville, New York or at Park 80 West-Plaza Two, Saddle Brook, New Jersey.

9.                                       Defendant Spar Advisors, LLC (“Spar Advisors”) is a New York limited liability company.  On information and belief, Spar Advisors’s principal place of business is at 60 Heritage Drive, Pleasantville, New York or at Park 80 West-Plaza Two, Saddle Brook, New Jersey.

10.                                 Defendant Phillip Goldstein (“Goldstein”) is an individual who resides at 60 Heritage Drive, Pleasantville, New York.

11.                                 Defendants John Does number 1 to 500 are individuals and entities which are partners of Bulldog, Opportunity Fund, Full Value Fund or Opportunity Plus Fund, or who are

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acting together with Kimball & Winthrop and Goldstein regarding the subject matter of this complaint, but the identity of whom is not yet known to RHR.

Jurisdiction and Venue

12.                                 This Court has jurisdiction over the parties pursuant to Mass. Gen. L. c. 223A, § 3, including, without limitation, § 3(a).

13.                                 Venue properly lies in this Court pursuant to Mass. Gen. L. c. 223, § 1.

Relevant Facts

RMR Hospitality and Real Estate Fund

14.                                 RHR is a closed end mutual fund which invests primarily in hospitality and real estate securities including Real Estate Investment Trusts (REITs).  RHR was formed in January 2004, when its Trust Agreement was executed and filed with the Massachusetts Secretary of State.  A copy of the Trust Agreement is attached as Exhibit A.

15.                                 RHR is registered as an investment company under the Investment Company Act of 1940 (the “1940 Act”).  RHR is managed by a board of trustees, officers appointed by its board of trustees and by RMR Advisors, Inc., a Massachusetts corporation which is a registered mutual fund adviser under the federal Investment Advisers Act (the “Advisers Act”).

16.                                 A closed end mutual fund like RHR differs from the more common open end mutual fund in several important ways.  Both take capital contributed by shareholders and invest it in securities.  In an open end fund, investors buy their shares from the fund and can tender shares to the fund for redemption.  An open end mutual fund continuously offers to sell additional shares or redeem outstanding shares at a price that is based on the current “net asset value.”  Net asset value is the total market value of the fund’s investments divided by the number of the fund’s shares outstanding from time to time.  The total assets of an open end fund rise or

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fall, depending on whether investors purchase or redeem shares, and depending on the performance of the fund’s investments.

17.                                 Investors in a closed end mutual fund, on the other hand, purchase their shares in an initial public offering by the fund or from other shareholders in market transactions.  A closed end fund does not regularly sell additional shares or redeem its outstanding shares.  Instead, the number of outstanding shares of a closed end mutual fund is fixed and the shares are traded on a securities exchange, much like shares of other publicly owned companies.  The assets of a closed end mutual fund are unaffected by the purchase or sale of its shares, and the share price fluctuates according to supply and demand in the public market for the fund’s shares.

18.                                 Because a closed end mutual fund is not obligated to redeem shares upon request by shareholders, the fund is normally able to invest a greater amount of its assets in securities that offer long term value or are less liquid.  Also because they have a relatively stable amount of assets, closed end mutual funds are better able to use borrowed or leveraged funding to implement an investment program than can open end funds, which do not have a stable borrowing base of assets.  The shares of a closed end fund sometimes trade at a share price lower than the fund’s net asset value.  The difference between a lower price at which closed end mutual fund shares sometimes trade and their net asset value is commonly referred to as the “discount”.  Similarly, the shares of a closed end mutual fund sometimes trade at a price which is greater than their net asset value, and that difference is commonly referred to as the “premium”.  Investors in closed end mutual funds expect that their shares may trade at a discount or a premium to net asset value, and it is generally only by coincidence if they trade at net asset value.

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Bulldog and Phillip Goldstein

19.                                 Upon information and belief:  (i) Bulldog is a general partnership of Opportunity Fund, Full Value Fund, Opportunity Plus Fund and others; (ii) Kimball & Winthrop is the managing partner and investment adviser to Bulldog and Opportunity Fund; (iii) Full Value Advisors is the general partner and investment adviser to Full Value Fund; (iv) Spar Advisors is the general partner and investment adviser to Opportunity Plus Fund; and (v) Goldstein is a founder and principal of Bulldog, a partner of each of Bulldog, Opportunity Fund, Full Value Fund and Opportunity Plus Fund, at least the 50% owner, President and controlling person of Kimball & Winthrop, and a Managing Member of Full Value Advisors and Spar Advisors.

20.                                 None of Bulldog, Opportunity Fund, Full Value Fund nor Opportunity Plus Fund are registered as investment companies under the 1940 Act.  Similarly, none of Kimball & Winthrop, Full Value Advisors, Spar Advisors nor Goldstein are registered under the Advisers Act.  Rather, the Defendants operate as what is commonly referred to as a “hedge fund”.  Unless the context requires otherwise, the Defendants are hereinafter collectively referred to as “Bulldog”.

21.                                 Bulldog regularly solicits Massachusetts residents to be its investors, but none of the Defendants is registered with the Securities Division of the Massachusetts Secretary of State.

22.                                 Bulldog regularly describes itself as an “activist” investor which specializes in investing in publicly traded closed end mutual funds.  According to its own advertising materials distributed in Massachusetts, Bulldog’s investment techniques are to amass a significant percentage of a target company and then begin “putting pressure on management” to take actions which may cause the market price of the shares to increase, by publicly campaigning for “liquidation, a share buyback, a self-tender” or some other measure to change management or

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open end the target company.  Then, when the share price increases, Bulldog may sell its investment at a profit, often leaving the remaining shareholders with a weaker company.  Bulldog frequently threatens and engages in expensive litigation and publicizes its activities in the hope of increasing the share price of the target company.  According to some of Bulldog’s own investment sales materials, it has “been involved in nearly two dozen proxy contests over the past 8 years”.

23.                                 Before the Defendants Bulldog Investors General Partnership, Opportunity Fund, Full Value Fund and Opportunity Plus Fund (the “Goldstein Managed Funds”) make a significant investment in a Bulldog target such as RHR, Defendant Goldstein often personally purchases shares in the target companies.  Then, as the Goldstein Managed Funds purchase large quantities of additional shares in those same target companies, the share prices of the target companies increase.  By regularly engaging in these so called “front running” activities, Defendant Goldstein is able to personally profit from his personal share purchases without regard to whether the Goldstein Managed Funds and their investors are able to profit.  This practice is evidence of the unethical and inequitable conduct associated with the activities of Defendant Goldstein and his Bulldog business.

Bulldog’s Acquisition of RHR Shares

24.                                 The Trust Agreement requires that any person or group of persons who intends to acquire more than 9.8% of RHR’s outstanding shares must give 15 days advance notice of its intention to do so.  See Trust Agreement, Article V, § 2.3 at Exhibit A.  In addition, applicable provisions of the federal securities laws require that any person or group of persons who acquires 5% or more of a publicly owned company must give written notice to the company within 10 days after the acquisition.  Despite these requirements, neither Bulldog nor any of the Defendants

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gave notice to RHR of their share ownership of RHR until after RHR independently learned of this ownership and contacted Bulldog.

25.                                 As a part of its routine review of public filings applicable to RHR at the federal Securities and Exchange Commission (the “SEC”) in August 2006, RHR discovered that Bulldog reported owning 327,400 shares of RHR.

26.                                 On information and belief, as of the date of this complaint, Bulldog acting for itself and the other entity Defendants currently owns 368,400 shares of RHR which constitute approximately 14% of all RHR shares outstanding.

27.                                 On information and belief, Defendant Goldstein personally (or in a joint account with his wife) owns 6,000 shares of RHR which he acquired before most of the purchases of RHR were made by the Goldstein Managed Funds.

RHR’S Ownership Limitation

28.                                 When Bulldog purchased shares of RHR, it expressly assented, agreed, and became a party, to the terms of RHR’s Trust Agreement.  See Trust Agreement, Article III, § 8, at Exhibit A.

29.                                 The Trust Agreement provides that with certain limited exceptions which are not applicable to Bulldog, no “person” may own more than 9.8 % of the outstanding common shares of RHR (hereinafter, the “Aggregate Share Ownership Limit” or “Ownership Limitation”).  Article I, Section 2(g) of the Trust Agreement defines a “person” as follows:

“Person” means an individual, corporation, partnership, estate, trust . .. . , association, private foundation . . . , joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934 . . .

See Trust Agreement, Article I, § 2(g), at Exhibit A.

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30.                                 Article V, Section 2.1 of the Trust Agreement states the Ownership Limitation as follows:

Ownership Limitations.  From and after the Initial Date:

(a) Basic Restrictions.

(i) (1) No Person . . . shall Beneficially Own or Constructively Own Equity Shares in excess of the Aggregate Share Ownership Limit . . . .

See Trust Agreement, Article V, § 2.1(a), at Exhibit A.  Article V, Section 1 of the Trust Agreement defines the Aggregate Share Ownership Limit as 9.8%.  See Trust Agreement, Article V, § 1, at Exhibit A.

31.                                 This Ownership Limitation has been publicly disclosed by RHR.  It is set forth in the Trust Agreement, which is available from the Massachusetts Secretary of State, and it has also been disclosed in every offering prospectus RHR has distributed to investors since its organization.

32.                                 The Ownership Limitation exists to limit the ability of an investor group to acquire control of RHR, to force RHR to convert to an open end mutual fund or otherwise to take action inconsistent with RHR’s investment objectives.  RHR’s public disclosures have clearly set forth this explanation.  For example, the prospectus distributed to investors by which RHR completed its initial public offering included the following under the heading “Anti-Takeover Provisions”:

Our declaration of trust and bylaws contain provisions which limit the ability of any person to acquire control of the Fund or to convert the Fund to an open end investment company. For example, our board of trustees may strictly enforce the provisions in our declaration of trust that prohibit any person or group from owning more than 9.8%, in the aggregate by value as well as by class, of our common shares. These provisions may have the effect of depriving you of the ability to sell your common shares at a premium to their market value.

See RHR offering prospectus dated April 27, 2004, excerpts of which are attached as Exhibit B.

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33.                                 The Ownership Limitation also exists to permit flexibility to carry out RHR’s investment program.  As explained above, RHR regularly invests in REITs.  REITs generally pay high dividends because REITs do not pay taxes on the income they receive and distribute to REIT shareholders like RHR.  The Internal Revenue Code (the “Code”) places complex restrictions on the ownership of REITs, and on the amount of income a REIT can earn from various sources.  For example, the Code provides that a REIT’s five largest shareholders cannot own more than 50 percent of the REIT’s outstanding stock.  The Code also provides that a REIT may not receive tax free rental income from a tenant if the REIT is deemed to own 10% or more of the tenant.

34.                                 The Code contains complex ownership attribution rules for purposes of determining whether a REIT is entitled to tax exempt status.  For example, because the Defendants are working together under common ownership and control and because Bulldog owns more than 10% of RHR, all of the shares of a REIT or tenant of a REIT owned by Bulldog may be attributed to and combined with the shares owned by RHR of the same REIT or tenant for purposes of determining whether the particular REIT continues to qualify for tax exempt status.

35.                                 If a REIT fails to comply with the Code’s restrictions, it will lose its tax free status.  In order to avoid that possibility, REITs impose restrictions to prevent an investor from owning more than 10% of their shares.  REITs also take steps to limit the extent to which they are attributed to have ownership in any current or prospective tenant.  Most, if not all, of the REITs in which RHR invests or considers investing impose these types of restrictions and typically prohibit any investor from owning more than 9.8% or 9.9% of each REIT.  RHR implemented its Ownership Limitation, in part, to ensure its compliance with the restrictions

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imposed by the REITs in which RHR invests so that these REITs may continue to be tax exempt and pay high dividends to RHR.

The Trust Agreement’s Corrective Mechanism

36.                                 The Trust Agreement contains a corrective mechanism that is triggered when a shareholder such as Bulldog violates its Ownership Limitation.  The Trust Agreement provides that the number of shares in excess of the Ownership Limitation may be transferred to a charitable trust, whose trustee is then instructed to sell the shares with a portion of the proceeds payable to the offending shareholder and the remainder to a charitable beneficiary.

37.                                 Section 2.1(b) of Article V of the Trust Agreement provides as follows:

Transfer in Trust.  If any Transfer of Equity Shares occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Equity Shares in violation of . . . [the Ownership Limitation],

(i) then that number of Equity Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 2.1(a)(i) . . . shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 3 of this Article V.

See Trust Agreement, Article V, § 2.1(b), at Exhibit A.

38.                                 Section 3.4 of Article V of the Trust Agreement provides for the sale of the excess shares as follows:

Within 20 days of receiving notice from the Trust that Equity Shares have been transferred to the Charitable Trust, the Charitable Trustee shall sell the shares held in the Charitable Trust to a Person, designated by the Charitable Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 2.1(a) of this Article V [i.e., the 9.8% Ownership Limitation].  Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 3.4 . . . .

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See Trust Agreement, Article V, § 3.4, at Exhibit A.

39.                                 RHR and its trustees are empowered by the Trust Agreement to carry out this corrective mechanism and to take such other action as they deem advisable to enforce the Ownership Limitation.  They are also authorized to seek equitable relief, including injunctive relief, to implement the corrective mechanism.  See Trust Agreement, Article V, §§ 2.2, 2.5 and 4 at Exhibit A.

Bulldog’s Refusal To Comply With the Trust Agreement

40.                                 As described above, Article V, § 2.3 of the Trust Agreement requires any person who intends to acquire RHR shares in excess of the Ownership Limitation to provide 15 days written notice to RHR prior to doing so.  Bulldog did not comply with this requirement.  As a result, RHR first learned that Bulldog violated the Ownership Limitation when it discovered a Bulldog filing at the SEC relating to RHR.

41.                                 Upon learning of Bulldog’s excess share ownership, RHR’s President, Mr. Thomas M. O’Brien, wrote to Bulldog on August 9, 2006 requesting Bulldog to bring its holdings into compliance with the Ownership Limitation in the Trust Agreement.

42.                                 Bulldog responded by letter from Defendant Goldstein to Mr. O’Brien dated August 15, 2006.  In his letter, Defendant Goldstein refused to reduce Bulldog’s share ownership in RHR and argued that the Ownership Limitation serves no legitimate purpose.  He also threatened a proxy contest or “expensive litigation” unless RHR was willing to meet with Bulldog representatives and take various actions that Bulldog might propose.

43.                                 By letter dated August 25, 2006, RHR again urged Bulldog to bring its share ownership in compliance with the Trust Agreement and explained that Bulldog’s failure to do so would require RHR to implement the corrective mechanisms set forth in the Trust Agreement.

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44.                                 By letter dated September 25, 2006, Mr. Goldstein stated that Bulldog is unwilling to reduce its share ownership but that Bulldog would hold off purchasing more RHR shares (in further violation of the Ownership Limitation), and hold off discussing RHR publicly, so that RHR could consider Bulldog’s demands.

45.                                 By letter dated October 17, 2006, RHR again requested that Bulldog bring its share ownership into compliance with the Ownership Limitation and also requested information regarding the street name in which Bulldog’s RHR shares are held, so that RHR could enforce the Trust Agreement to reduce Bulldog’s share ownership.  This letter requested that Bulldog provide the requested information by November 10, 2006.

46.                                 Section 2.4 of Article V of the Trust Agreement requires Bulldog to provide information as RHR may request to ensure compliance with the Ownership Limitation.

47.                                 Bulldog responded to RHR’s request for information with a letter from Defendant Goldstein to Mr. O’Brien dated October 21, 2006.  In its letter Bulldog admitted that it is familiar with the Ownership Limitation in the Trust Agreement but questioned the purpose of the Ownership Limitation and then threatened “to consider a public appeal to RHR’s shareholders.”  Bulldog’s letter of October 21, 2006 did not address RHR’s request for information.

48.                                 By letter dated October 31, 2006 from Mr. O’Brien, RHR responded to Bulldog.  This letter explains the rationale for the 9.8% ownership limitation in REITs and explains that RHR’s Ownership Limitation allows it to make REIT investments without monitoring its shareholders’ (i.e. Bulldog’s) investments.  This letter also explains that the Ownership Limitation is contained in the Trust Agreement and is enforceable regardless of the tax compliance rationale.  Finally, this letter again requests the information concerning the street name and custodial account in which Bulldog holds its shares be provided by November 10,

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2006 so that RHR might verify Bulldog’s ownership and implement the corrective actions permitted by the Trust Agreement.

49.                                 Bulldog responded by letter from Defendant Goldstein dated November 3, 2006.  Bulldog’s letter did not agree to reduce Bulldog’s share ownership, and did not provide the information about Bulldog’s shares that RHR requested.

50.                                 By letter dated November 8, 2006, RHR again urged Bulldog to reduce its share ownership, and to provide information about its shares by November 10, 2006.

51.                                 As of the date of this complaint, Bulldog has refused to provide the information requested by RHR.

52.                                 Copies of the correspondence between Mr. O’Brien for RHR and Mr. Goldstein for Bulldog dated August 9, August 15, August 25, September 25, October 17, October 21, October 31, November 3 and November 8, 2006 are attached hereto as Exhibit C.

Count I:  Declaratory Judgment

53.                                 Plaintiff RHR repeats paragraphs numbered 1 - 52.

54.                                 The Trust Agreement limits the number of RHR shares which may be owned by any one of its shareholders or a group of its shareholders acting together to 9.8% of the total RHR shares outstanding.

55.                                 Defendant Bulldog Investors General Partnership and Defendant Goldstein, acting for themselves or on behalf of one or more of the other Defendants, have violated the Ownership Limitation by purchasing more than 9.8% of the outstanding shares of RHR.

56.                                 Despite repeated requests by Plaintiff RHR, the Defendants have refused to bring their share ownership into compliance with the Ownership Limitation and have refused to cooperate with Plaintiff RHR in enforcing the Trust Agreement.  An actual controversy therefore exists between Plaintiff RHR and the Defendants.

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57.                                 Plaintiff RHR is entitled to a declaration that the Defendants’ ownership of RHR shares violates the Trust Agreement and that Plaintiff RHR may take corrective action as provided in the Trust Agreement.

COUNT II:   Specific Performance

58.                                 Plaintiff RHR repeats paragraphs numbered 1 - 57.

59.                                 Plaintiff RHR has repeatedly requested that the Defendants provide information concerning their ownership of RHR shares including the street name and custodial account in which the Defendants’ RHR shares are owned, but the Defendants have refused to provide that information.

60.                                 The Trust Agreement requires RHR shareholders to provide information about their share ownership to RHR when RHR requests it.

61.                                 Plaintiff RHR requires the information requested from the Defendants in order that Plaintiff may implement the corrective mechanism in the Trust Agreement to enforce the Ownership Limitation.

62.                                 The Defendants, and particularly Defendants Kimball & Winthrop and Defendant Goldstein who control the day to day business of all of the Defendants, should be ordered to provide the information requested by Plaintiff RHR.

Prayer For Relief

Wherefore, RHR respectfully prays that this Court:

1.                                       Enter a judgment for Plaintiff RHR declaring that the Defendants’ ownership of RHR shares violates the Trust Agreement and that RHR is entitled to take corrective action as provided in the Trust Agreement;

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2.                                       Order the Defendants and each of them to specifically perform their obligations under the Trust Agreement so that RHR may enforce the Trust Agreement and specifically as follows:

a.                                       Order the Defendant Kimball & Winthrop and Defendant Goldstein to provide to RHR the street name or custodial account in which all the RHR shares owned beneficially and of record by each Defendant are held;

b.                                      Order the Defendant Kimball & Winthrop and Defendant Goldstein to cooperate with RHR in the transfer and sale of the Defendants’ RHR shares in compliance with the Ownership Limitation in the Trust Agreement; and

c.                                       Order the Defendants to provide RHR such additional information concerning Defendants’ RHR share ownership as RHR may reasonably request.

3.                                       Award to RHR its attorneys’ fees and costs; and

4.                                       Grant such other or further relief as may be appropriate in this matter.

RMR HOSPITALITY AND REAL ESTATE FUND

By its attorneys,

/s/ Jane E. Willis
Jane E. Willis (#568024)
Justin J. Wolosz (#643543)
Ann L. Kim (#663434)
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110-2624
(617) 951-7000

November 13, 2006

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Exhibit A

RECEIVED

JAN 27 2004

SECRETARY OF THE COMMONWEALTH CORPORATIONSDIVISION

RMR HOSPITALITY AND REAL ESTATE FUND

AGREEMENT AND DECLARATION OF TRUST

January 27, 2004

RMR HOSPITALITY AND REAL ESTATE FUND

AGREEMENT AND DECLARATION OF TRUST

THIS AGREEMENT AND DECLARATION OF TRUST is made this 27th day of January, 2004, by the Trustees hereunder and by the holder of shares of beneficial interest with the intent that it will be binding upon subsequent Trustees and upon all subsequent holders of shares of beneficial interest hereunder.

WHEREAS, this Trust has been formed to carry on the business of an investment company;

WHEREAS, the Trust intends for tax purposes to be treated as a “regulated investment company” under the Code for the taxable year ending December 31 during which the Trust first sells Shares in a public offering, and for each taxable year thereafter;

WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Massachusetts business trust in accordance with the provisions hereinafter set forth.

NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of Shares in this Trust as hereinafter set forth.

ARTICLE I

NAME AND DEFINITIONS

Section 1.                  Name. This Trust shall be known as “RMR Hospitality and Real Estate Fund” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Section 2.                  Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a)                      “Trust” refers to the Massachusetts business trust established by this Declaration, as it may be further amended or restated from time to time;

(b)                     “Trustees” refers to the Trustees of the Trust named herein or elected in accordance with Article IV;

(c)                      “Code” shall mean the Internal Revenue Code of 1986, and the rules and regulations thereunder, all as amended from time to time. All references to specific sections of the Code shall include applicable successor provisions;

(d)                     “Shares” means the equal proportionate transferable units into which the beneficial interest in the Trust shall be divided from time to time or, if more than one class or series of Shares is authorized by the Trustees, the equal proportionate transferable units into which each class or series of shares shall be divided from time to time;

(e)                      “Shareholder” means a record owner of Shares;

(f)                        “RMR Advisors” means RMR Advisors, Inc. (a wholly-owned subsidiary of Reit Management & Research LLC), the Trust’s investment advisor, or any successor investment advisor to the Trust;

(g)                     “Person” means an individual, corporation, partnership, estate, trust (including, but not limited to, a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and a group to which an Excepted Holder Limit (as defined in Article V) applies;

(h)                     The “1940 Act” refers to the Investment Company Act of 1940 and the rules and regulations thereunder, all as amended from time to time;

(i)                         “Declaration” shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;

(j)                         “Bylaws” shall mean the Bylaws of the Trust as amended or restated from time to time;

(k)                      The term “class” or “class of Shares” refers to the division of Shares into two or more classes as provided in Article III, Section 1 hereof; and

(l)                         The term “series” or “series of Shares” refers to the division of Shares representing any class into two or more series as provided in Article III, Section 1 hereof.

ARTICLE II

PURPOSE

The purpose of the Trust is to provide investors a managed investment primarily in securities, debt instruments and other instruments and rights of a financial character and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration. Nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Code.

ARTICLE III

SHARES

Section 1.                  Division of Beneficial Interest. The Trustees may, without Shareholder approval, authorize one or more classes of Shares (which classes may be divided into two or more series), Shares of each such class or series having such par value and such preferences, voting powers, terms of redemption, if any, and special or relative rights or privileges (including conversion rights, if any) as the Trustees may determine. Subject to applicable law, the Trustees may, without Shareholder approval, authorize the Trust to issue subscription or other rights representing interests in Shares to existing Shareholders or other persons subject to such terms and conditions as the Trustees may determine. The number of Shares of each class or series authorized shall be unlimited, except as the Bylaws may otherwise provide, and the Shares so authorized may be represented in part by fractional shares. The Trustees may without Shareholder approval from time to time divide or combine the Shares of any class or series into a greater or lesser number without thereby changing the proportionate beneficial interest in the class or series.

The Shares shall initially be divided into one class, a class of an unlimited number of Common Shares, $0.001 par value (the “Common Shares”), having the powers, preferences, rights, qualifications, limitations and restrictions described below. The Trust may also, from time to time, issue a class of an unlimited number of preferred shares, (the “Preferred Shares”), having the powers, preferences, rights, qualifications, limitations and restrictions as the Trustees may determine.

(i)                         Subject to the rights of the holders of the Preferred Shares, if any, in the event of the termination of the Trust the holders of the Common Shares shall be entitled to receive pro rata the net distributable assets of the Trust.

(ii)                      The holders of the Common Shares shall not, as such holders, have any right to acquire, purchase or subscribe for any Common Shares or securities of the Trust which it may hereafter issue or sell, other than such right, if any, as the Trustees in their discretion may determine.

(iii)                   Subject to the rights of the holders of the Preferred Shares, if any, dividends or other distributions, when, as and if declared by the Trustees, shall be shared equally by the holders of Common Shares on a share for share basis. The Trustees may direct that any dividends or other distributions or any portion thereof as declared and distributed shall be paid in cash to the holder, or, alternatively, may direct that any such dividends be reinvested in full and fractional Shares of the Trust.

(iv)                  The Trustees may hold as treasury shares (of the same or some other series), reissue for such consideration and on such terms as they may determine, or cancel any Common Shares of any series reacquired by the Trust at their discretion from time to time. Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust.

(v)                     Common Shares may be issued from time to time, without the vote of the Shareholders (or, if the Trustees in their sole discretion deem advisable, with a vote of Shareholders), either for cash or for such other consideration (which may be in any one or more instances a certain specified consideration or certain specified considerations) and on such terms as the Trustees, from time to time, may deem advisable, and the Trust may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of liabilities).

(vi)                  The Trust may issue Common Shares in fractional denominations to the same extent as its whole Shares, and Shares in fractional denominations shall be Common Shares having proportionately to the respective fractions represented thereby all the rights of whole Shares, including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon termination of the Trust, but excluding the right to receive a certificate representing fractional Shares.

Section 2.                  Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent. Except as provided in the Bylaws or as the Trustees may otherwise determine from time to time, no certificates certifying the ownership of Shares shall be issued. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each class and series and as to the number of Shares of each class and series held from time to time by each Shareholder.

Section 3.                  Investments in the Trust. The Trustees shall accept investments in the Trust from such persons and on such terms and, subject to any requirements of law, for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as the Trustees may from time to time determine.

Section 4.                  Share Restrictions. Notwithstanding any provision herein to the contrary, but subject to the principles of Section 9 of Article X, any purchase or transfer or purported purchase or transfer of Shares to any person whose holding of the Shares of the Trust may cause the Trust to incur a liability for any tax imposed under the Code that would not otherwise be imposed but for the purchase or transfer of the Shares to such person, shall be void ab initio. Any Shares purportedly transferred to or retained by such a person may, at the option of the Trust, be repurchased by the Trust at the lesser of market value or net asset value at the time of repurchase. A legend describing the foregoing restrictions may be placed on share certificates if certificates are issued.

Section 5.                  No Preemptive Rights. Shareholders shall have no preemptive or other right to receive, purchase or subscribe for any additional Shares or other securities issued by the Trust.

Section 6.                  Derivative Claims. No Shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any series or class of

Shares or Shareholders without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the plaintiff makes a specific showing that irreparable non-monetary injury to the Trust or series or class of Shares or Shareholders would otherwise result. Such demand shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees shall consider such demand. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or a series or class of Shares, as appropriate. Any decision by the Trustees to bring, maintain or settle such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be binding upon all Shareholders who will be prohibited from maintaining separate competing court actions, proceedings or suits on the same subject matter. Any decision by the Trustees not to bring or maintain a court action, proceeding or suit on behalf of the Trust or a series or class of Shares shall be subject to the right of the Shareholders to vote on whether or not such court action, proceeding or suit should or should not be brought or maintained as a matter presented for Shareholder consideration under Section 4 of Article VI of this Declaration; and the vote of Shareholders required to override the Trustees decision and to permit the Shareholder(s) to proceed with the proposed court action, proceeding or suit shall be a majority of the outstanding shares, series or class or group which are affected by the proposed court action, proceeding or suit.

Section 7.                  Direct Claims. No series or class or group of Shareholders shall have the right to bring or maintain a direct action or claim for monetary damages against the Trust or the Trustees predicated upon an express or implied right of action under this Declaration or the 1940 Act, nor shall any single Shareholder, who is similarly situated to one or more other Shareholders with respect to the alleged injury, have the right to bring such an action, unless the series or class or group of Shareholders or Shareholder has obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees except only rights of action by Shareholders specifically authorized by Section 36(b) of the 1940 Act or other applicable law. A request for authorization shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the series or class or group of Shareholders or Shareholder to support the allegations made in the request. The Trustees shall consider such request. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or series or class or group of Shares, as appropriate. Any decision by the Trustees to settle or to authorize such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be binding upon the series or class or group of Shareholders or Shareholder seeking authorization who will be prohibited from maintaining separate competing court actions, proceedings or suits on the same subject matter. Any decision by the Trustees not to authorize a court action, proceeding or suit by a series or class or group of Shareholders shall be subject to the right of the Shareholders to vote on whether such court action, proceeding or suit should or should not be brought or maintained as a matter presented for Shareholder consideration under Section 4 of Article VI of this Declaration; and the vote of Shareholders required to override the

Trustees decision and to permit the Shareholder(s) to proceed with the proposed court action, proceeding or suit shall be a majority of the outstanding Shares, series or class or group which are affected by the proposed court action, proceeding or suit. For purposes of this Section 7, the term “Shareholder” or “Shareholders” includes a former Shareholder or former Shareholders.

Section 8.                  Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this Declaration and the Bylaws. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration and the Bylaws and to have become a party hereto and thereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares afford Shareholders the status of partners of the Trust. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

ARTICLE IV

THE TRUSTEES

Section 1.                  Number and Classes of Trustees and Term of Office. The Trustees who are signatories to this Declaration on the date hereof, and such other persons as the Trustee or Trustees then in office shall (prior to any sale of Shares pursuant to a public offering) elect, shall serve until the first meeting of Shareholders at which Trustees of his or her Class (as defined below) are elected and until his or her successor is elected and qualified, or until he or she sooner dies, resigns, retires, or is disqualified or removed from office. Subject to the voting powers of one or more classes or series of Shares as set forth in the Bylaws, the number of Trustees shall be such number as shall be fixed from time to time by the Trustees; provided, however, that the number of Trustees shall in no event be less than three (3) from and after the date when Shares are first sold pursuant to a public offering.

An initial annual meeting of Shareholders or special meeting in lieu thereof shall be called to be held not more than eighteen months after Shares are first sold pursuant to a public offering; subsequent annual meetings of Shareholders or special meetings in lieu thereof (each an “annual meeting”) shall be held as specified in the Bylaws. Prior to any sale of Shares pursuant to a public offering, the Trustees shall be classified, with respect to the time for which they severally hold office, into the following three classes (each a “Class”): Class I, whose term expires at the initial annual meeting; Class II, whose term expires at the next succeeding annual meeting after the initial annual meeting (the “second annual meeting”); and Class III, whose term expires at the next succeeding annual meeting after the second annual meeting. Each Class shall consist of at least one Trustee. At each annual meeting beginning with the initial annual meeting, the successors of the Class of Trustees whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting held in the third year following the year of their election, with each Trustee holding office until the expiration of the term of the relevant Class and the election and qualification of his or her successor, or until he or she sooner dies, resigns, retires, or is disqualified or removed from office.

The Trustees shall assign by resolution Trustees to each of the three Classes. The Trustees also may determine by resolution those Trustees in each Class that shall be elected by Shareholders of a particular class or series of Shares. If the number of Trustees is changed, any increase or decrease shall be apportioned among the Classes by resolution of the Trustees. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term unless the Trustee is specifically removed pursuant to Section 2 of this Article IV at the time of the decrease. Except as provided in this Section 1 or Section 2 of this Article IV, Trustees shall be elected only at an annual meeting of Shareholders.

Section 2.                  Vacancies; Resignation; Removal. From and after the date when Shares are first sold in a public offering and subject to any voting powers of one or more classes or series of Shares as set forth in the Bylaws, any vacancies occurring in the Trustees may be filled by the Trustees as set forth below.

Subject to any limitations imposed by the 1940 Act or other applicable law, any vacancy occurring in the Trustees, including a vacancy that results from an increase in the number of Trustees, may be filled by a majority vote of the Trustees then in office, whether or not sufficient to constitute a quorum, or by a sole remaining Trustee; provided, however, that if the Shareholders of any class or series of Shares are entitled separately to elect one or more Trustees, a majority of the remaining Trustees elected by that class or series or the sole remaining Trustee elected by that class or series may fill any vacancy among the number of Trustees elected by that class or series. A Trustee elected by the Trustees to fill any vacancy occurring in the Trustees shall serve until the next annual meeting of Shareholders at which such Trustee’s Class shall be elected, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any Trustee elected by Shareholders at an annual meeting to fill any vacancy occurring in the Trustees that has arisen since the preceding annual meeting of Shareholders (which vacancy has not been filled by election of a new Trustee by the Trustees) shall hold office for a term which coincides with the remaining term of the Class of Trustee to which such office was previously assigned.

Any Trustee may resign or retire as a Trustee by an instrument in writing signed by him and delivered to the Secretary of the Trust, and such resignation or retirement shall be effective upon such delivery, or at a later date according to the terms of the instrument. Except as required by applicable law, a Trustee may be removed from office only for “Cause” (as hereinafter defined) and only by action of at least seventy-five percent (75%) of the outstanding Shares of the classes or series of Shares entitled to vote for the election of such Trustee. “Cause” for these purposes shall require willful misconduct, dishonesty or fraud on the part of the Trustee in the conduct of his office or such Trustee being convicted of a felony.

Section 3.                  Effect of Death, Resignation, etc. of a Trustee. The death, declination, resignation, retirement, removal, disqualification or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration.

Section 4.                  Powers. Subject to the provisions of this Declaration, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Trustees may adopt Bylaws not inconsistent with this Declaration providing for the conduct of the business of the Trust and may amend and repeal them to the extent and as provided in Article XI, Section 3 of this Declaration. Subject to the voting power of one or more classes or series of Shares as set forth in the Bylaws, the Trustees may fill vacancies in or add to their number, including vacancies resulting from increases in their number, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number, and terminate, any one or more committees consisting of one or more Trustees, including any one or more executive committees which may, when the Trustees are not in session, exercise some or all of the power and authority of the Trustees as the Trustees may determine; they may appoint an advisory board, the members of which shall not be Trustees and need not be Shareholders; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of the Trust’s assets in a system or systems for the central handling of securities, retain a transfer agent or a shareholder servicing agent, or both, provide for the distribution of Shares by the Trust through one or more underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trust and to any agent or employee of the Trust or to any such custodian or underwriter.

Without limiting the foregoing, the Trustees shall have power and authority:

(a)                      To elect and to revoke the status of the Trust as a “regulated investment company” under the Code;

(b)                     To invest and reinvest cash, and to hold cash uninvested;

(c)                      To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

(d)                     To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property, and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(e)                      To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(f)                        To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, subcustodian or other depository or a nominee or nominees or otherwise;

(g)                     To the extent necessary or appropriate to give effect to the preferences, special or relative rights and privileges of any classes or series of Shares, to allocate assets, liabilities, income and expenses of the Trust to a particular class or classes or series of Shares or to apportion the same among two or more classes or series;

(h)                     To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust;

(i)                         To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(j)                         To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust on any matter in controversy, including but not limited to claims for taxes;

(k)                      To enter into joint ventures, general or limited partnerships, limited liability companies, and any other combinations or associations;

(l)                         To borrow funds;

(m)                   To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all of such obligations;

(n)                     To indemnify or to purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business of the Trust, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and indemnities or insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, sub-advisers or managers, administrator or sub-administrator, underwriters or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser, sub-adviser or manager, administrator or sub-administrator, underwriter or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;

(o)                     To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(p)                     To purchase or otherwise acquire Shares;

(q)                     To engage in any other lawful act or activity in which business corporations organized under the laws of The Commonwealth of Massachusetts may engage; and

(r)                        To change the domicile of the Trust’s existence as may permitted by applicable law.

The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by trustees.

Any action to be taken by the Trustees may be taken within or without Massachusetts.

Section 5.                  Voting. Except as required or permitted by this Declaration, the Bylaws or by applicable law:

(a)                      The Trustees shall only act a meeting at which quorum of Trustees is present, and a quorum shall be a majority of Trustees in office from time to time.

(b)                     The Trustees shall act on all matters which come before a meeting by majority vote. In the event a Trustee(s) do(es) not vote on a matter, the matter will be determined by majority vote of the voting Trustees. A non-voting Trustee who is present at a meeting will be counted for purposes of determining the presence of a quorum.

(c)                      Any action to be taken by the Trustees may be taken at a meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

(d)                     Trustees may also act by majority written consent, which consent shall be filed with the records of the Trust and have the same force and effect as a vote taken at a meeting at which a quorum is present.  In the event (a) Trustee(s) is (are) unable or unwilling to vote on a matter submitted for written consent, he (they) may execute the written consent with the notation that he (they) is (are) not voting but consenting to action being taken by written consent, and such written consent which is approved by all voting Trustees shall be effective as a vote taken at a meeting at which a quorum is present.

Section 6.                  Payment of Expenses by the Trust. The Trustees are authorized to pay, or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, employees, investment adviser, sub-adviser or manager, underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

Section 7.                  Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trustees.

Section 8.                  Advisory, Management and Distribution Services. The Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services with any corporation, trust, association or other Person (the “Manager”), every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws and applicable law; and any such contract may provide for one or more sub-advisers or other agents who shall perform all or part of the obligations of the Manager under such contract and contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold, or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust’s investments. The Trustees may also, at any time and from time to time, contract with the Manager or any other corporation, trust, association or other Person, appointing it exclusive or nonexclusive distributor or underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws and applicable law; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine.

The facts that:

(i)                         any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, sub-adviser, underwriter or distributor or agent of or for any corporation, trust, association or other Person, or of or for any parent or affiliate of any Person, with which an advisory, sub-advisory or management contract, or underwriter’s or distributor’s contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made, or that any such Person, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

(ii)                      any corporation, trust, association or other Person with which an advisory, sub-advisory or management contract or underwriter’s or distributor’s contract or transfer, shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory, sub-advisory or management contract, or underwriter’s or distributor’s contract or transfer, shareholder servicing or other agency contract with one or more other corporations, trusts, associations or other Persons, or has other business or interests, including competitive business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

ARTICLE V

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 1.                  Definitions. For the purpose of this Article V, the following terms shall have the following meanings:

Affiliate. The term “Affiliate” shall mean, with respect to any Person, another Person controlled by, controlling or under common control with such Person.

Aggregate Share Ownership Limit. The term “Aggregate Share Ownership Limit” shall mean 9.8 percent (in vote or value, whichever is more restrictive) of the aggregate of the outstanding Equity Shares. The vote and value of the outstanding Equity Shares shall be determined by the Trustees in good faith, which determination shall be conclusive for all purposes of this Article V.

AMEX. The term “AMEX” shall mean the American Stock Exchange.

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Equity Shares by a Person, whether the interest in Equity Shares is held directly or indirectly (including by a nominee), and shall include, but not be limited to, interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(l)(B) of the Code. The terms “Beneficial Owner”, “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 3.5 of this Article V, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections

170(b)(1)(A), 2055 and 2522 of the Code. If the Code shall cease to so define a charitable organization, “Charitable Beneficiary” shall mean an entity organized to do work for charitable purposes and not for profit.

Charitable Trust. The term “Charitable Trust” shall mean any trust provided for in Section 3.1 of this Article V.

Charitable Trustee. The term “Charitable Trustee” shall mean a Person unaffiliated with the Trust and unaffiliated with the Prohibited Owner, that is appointed by a majority of the Trustees to serve as trustee of the Charitable Trust.

Common Share Ownership Limit. The term “Common Share Ownership Limit” shall mean 9.8 percent (in vote or value, whichever is more restrictive) of the outstanding common Equity Shares of the Trust, in the aggregate for all classes and series of common shares or by each separate class or series of common shares (whichever is more restrictive). The vote and value of outstanding common shares shall be determined by the Trustees in good faith, which determination shall be conclusive for all purposes of this Article V.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Equity Shares by a Person, whether the interest in Equity Shares is held directly or indirectly (including by a nominee), and shall include, but not be limited to, interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner”, “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Equity Shares. The term “Equity Shares” shall mean all Shares of all classes and series, including, without limitation, common Shares and preferred Shares.

Excepted Holder. The term “Excepted Holder” shall mean a shareholder of the Trust for whom an Excepted Holder Limit is created by this Article V or by the Trustees pursuant to Section 2.7 of this Article V.

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Trustees pursuant to Section 2.7 of this Article V, the percentage limit established by the Trustees pursuant to Section 2.7 of this Article V.

Initial Date. The term “Initial Date” shall mean the date upon which this Declaration containing this Article V is filed with the Secretary of the Commonwealth of Massachusetts.

Investee. The term “Investee” shall mean a Person whose shares or other equity are owned by the Trust.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding Equity Shares, the Closing Price for such Equity Shares on such date. The “Closing Price” on any date shall mean the last sale price for such Equity Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Equity Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the AMEX or, if such Equity Shares are not listed or admitted to trading on the AMEX, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Equity Shares are listed or admitted to trading or, if such Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Equity Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Equity Shares selected by the Trustees or, in the event that no trading price is available for such Equity Shares, the fair market value of Equity Shares, as determined in good faith by the Trustees.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 2.1 of this Article V, would Beneficially Own or Constructively Own Equity Shares in violation of the limits of such Section 2.1, and if appropriate in the context, shall also mean any Person who would have been the record owner of Equity Shares that the Prohibited Owner would have so owned.

REIT. The term “REIT” shall mean a “real estate investment trust” within the meaning of Section 856 of the Code.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Equity Shares or the right to vote or receive dividends on Equity Shares, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Equity Shares or any interest in Equity Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Equity Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Section 2.                  Equity Shares.

Section 2.1             Ownership Limitations. From and after the Initial Date:

(a)                      Basic Restrictions.

(i)                         (1) No Person, other than an Excepted Holder and other than RMR Advisors or its Affiliates, shall Beneficially Own or Constructively Own Equity Shares in excess of the Aggregate Share Ownership Limit, (2) no Person, other than an Excepted Holder and other than RMR Advisors or its Affiliates, shall Beneficially Own or Constructively Own common Equity Shares in excess of the Common Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Equity Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)                      No Person, other than an Excepted Holder and other than RMR Advisors or its Affiliates, shall Beneficially Own or Constructively Own Equity Shares to the extent that such Beneficial Ownership or Constructive Ownership of Equity Shares would result in (1) the Trust being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (2) any Investees that are otherwise REITs failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Trust or any Investees that are otherwise REITs, as the case may be, owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by such Investees that are otherwise REITs or any of their respective Affiliates, as the case may be, from such tenant would cause any such Investees that are otherwise REITs to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii)                   Subject to Section 9 of Article X, notwithstanding any other provisions contained herein, any Transfer of Equity Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the AMEX or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in Equity Shares being Beneficially Owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares.

(b)                     Transfer in Trust. If any Transfer of Equity Shares occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Equity Shares in violation of Section 2.1(a)(i), (ii) or (iii) of this Article V,

(i)                         then that number of Equity Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 2.1(a)(i), (ii) or (iii) of this Article V (rounded up to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 3 of this Article V, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Equity Shares; or

(ii)                      if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 2.1(a)(i), (ii) or (iii) of this Article V, then the Transfer of that number of Equity Shares that otherwise would cause any Person to violate Section 2.1(a)(i), (ii) or

(iii)                   of this Article V shall be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares.

Section 2.2             Remedies for Breach. If the Trustees or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 2.1 of this Article V or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Equity Shares in violation of Section 2.1 of this Article V (whether or not such violation is intended), the Trustees or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Equity Shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 2.1 of this Article V shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Trustees or a committee thereof.

Section 2.3             Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Equity Shares that will or may violate Section 2.1 (a) of this Article V, or any Person who would have owned Equity Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 2.1(b) of this Article V, shall immediately give written notice to the Trust of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer.

Section 2.4             Owners Required To Provide Information. From and after the Initial Date:

(a)                      every owner (through actual ownership, Beneficial Ownership, and Constructive Ownership) of more than five percent (or such lower percentage as required by the Code or the treasury regulations promulgated thereunder) of any series or any class of outstanding Equity Shares shall, within 30 days after the end of each taxable year, give written notice to the Trust stating the name and address of such owner, the number of Equity Shares actually owned and the number of Equity Shares Beneficially Owned or Constructively Owned, and a description of the manner in which such shares are held. Each such owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the status of any Investee as a REIT and to ensure compliance with the Aggregate Share Ownership Limit and the Common Share Ownership Limit.

(b)                     each Person who is a Beneficial Owner or Constructive Owner of Equity Shares and each Person (including the Shareholder of record) who is holding Equity Shares for a Beneficial Owner or Constructive Owner shall provide to the Trust such information as the Trust may request, in good faith, in order to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Section 2.5             Remedies Not Limited. Nothing contained in this Section 2 of this Article V shall limit the authority of the Trustees to take such other action as they deem necessary or advisable to protect the Trust and the interests of its shareholders in preserving any Investee’s status as a REIT or to enforce the limitation in Section 2.1 of this Article V for other purposes which the Trustees deem advisable.

Section 2.6             Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 2, Section 3 of this Article V or any definition contained in Section 1 of this Article V, the Trustees shall have the power to determine the application of the provisions of this Section 2 or Sections 1 or 3 of this Article V with respect to any situation based on the facts known to them. In the event Sections 1, 2 or 3 of this Article V require an action by the Trustees and this Declaration fails to provide specific guidance with respect to such action, the Trustees with the advice of counsel shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 1, 2 or 3 of this Article V.

Section 2.7             Exceptions.

(a)                      The Trustees, in their sole discretion, may exempt a Person from one or more of the Aggregate Share Ownership Limit, the Common Share Ownership Limit or the limitations in Section 2.1(a)(ii) of this Article V, as the case may be, and may (but are not required to) establish or increase an Excepted Holder Limit for such Person. As part of establishing or increasing such Excepted Holder Limit, the Trustees may (but are not required to) obtain from such person:

(i)                         an agreement that any violation or attempted violation of its Excepted Holder Limit (or other action which is contrary to the restrictions contained in Sections 2.1 through 2.6 of this Article V) will result in such Equity Shares being automatically transferred to a Charitable Trust in accordance with Sections 2.1(b) and 3 of this Article V; and,

(ii)                      a voting trust or other undertakings which satisfy the Trustees that such Person will not attempt to exert undue influence or control over the Trust.

(b)                     Prior to granting any exception pursuant to Section 2.7(a) of this Article V, the Trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Trustees in their sole discretion, as they may deem necessary or advisable in order to determine or ensure any Investee’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Trustees may impose such conditions or restrictions as they deem appropriate in connection with granting such exception.

(c)                      In determining whether to grant any exemption pursuant to Section 2.7(a) of this Article V, the Trustees may consider, among other factors, (i) the general reputation and moral character of the Person requesting an exemption, (ii) whether ownership of shares would be direct or through ownership attribution, (iii) whether the

Person’s ownership of shares would adversely affect any Investee’s ability to acquire additional properties or additional investments in other issuers, (iv) whether granting an exemption for the Person requesting an exemption would adversely affect any of the Trust’s existing contractual arrangements, and (v) whether the Person to whom the exemption would apply is attempting to change control of the Trust or affect its policies in a way which the Trustees consider adverse to the best interest of the Trust or its Shareholders.

(d)                     An underwriter which participates in a public offering or a private placement of Equity Shares (or securities convertible into or exchangeable for Equity Shares) may Beneficially Own or Constructively Own Equity Shares (or securities convertible into or exchangeable for Equity Shares) in excess of one or more of the Aggregate Share Ownership Limit, the Common Share Ownership Limit or the limitations in Section 2.1(a)(ii) of this Article V, but only to the extent necessary to facilitate such public offering or private placement.

(e)                      The Trustees may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder.

Section 2.8             Legend. If certificates for Equity Shares are issued, each such certificate shall bear substantially the following legend:

The shares evidenced by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer. Subject to certain further restrictions and except as expressly provided in the Trust’s Declaration of Trust, no Person may Beneficially Own or Constructively Own Equity Shares of the Trust in excess of 9.8 percent (in vote or value) of the total outstanding Equity Shares or total outstanding common Shares of the Trust, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable). If any of the restrictions on transfer or ownership are violated, the Equity Shares represented hereby will be automatically transferred to a Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Trust’s Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Equity Shares of the Trust upon request.

Instead of the foregoing legend, the certificate may contain an alternate legend providing notice of the restrictions on ownership and transfer as in effect and as may be approved by the Trustees.

Section 3.                  Transfer of Equity Shares in Trust.

Section 3.1             Ownership in Trust. Upon any purported Transfer or other event described in Section 2.1(b) of this Article V that would result in a transfer of Equity Shares to a Charitable Trust, such Equity Shares shall be deemed to have been transferred to the Charitable Trustee for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 2.1(b) of this Article V. Each Charitable Beneficiary shall be designated as provided in Section 3.5 of this Article V.

Section 3.2             Status of Shares Held by the Charitable Trustee. Equity Shares held by the Charitable Trustee shall be issued and outstanding Equity Shares of the Trust. The Prohibited Owner shall have no rights in the shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares or other property held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust.

Section 3.3             Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Equity Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Trust that Equity Shares have been deemed transferred to the Charitable Trustee shall be paid by such Prohibited Owner with respect to such Equity Shares to the Charitable Trustee upon demand and any dividend or other distribution declared but unpaid shall be paid by the Trust when due to the Charitable Trustee. Any dividends or distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and effective as of the date that Equity Shares have been deemed transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that Equity Shares have been deemed transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible trust action, then the Charitable Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article V, until the Trust has received notification that Equity Shares have been deemed transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

Section 3.4             Sale of Shares by Charitable Trustee. Within 20 days of receiving notice from the Trust that Equity Shares have been transferred to the Charitable Trust, the Charitable Trustee shall sell the shares held in the Charitable Trust to a Person, designated by the Charitable Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 2.1(a) of this Article V. Upon such sale, the interest of the Charitable

Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (2) the net sale proceeds received by the Charitable Trustee from the sale or other disposition of the shares held in the Charitable Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Trust that Equity Shares have been transferred to the Charitable Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 3.4, such excess shall be paid to the Charitable Trustee upon demand.

Section 3.5             Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Trustees shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that Equity Shares held in the Charitable Trust would not violate the restrictions set forth in Section 2.1 (a) of this Article V in the hands of such Charitable Beneficiary.

Section 4.                  Enforcement. The Trust or the Trustees are authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article V.

Section 5.                  Non-Waiver. No delay or failure on the part of the Trust or the Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Trustees, as the case may be, except to the extent specifically waived in writing.

Section 6.                  Continued Effect. The provisions of this Article V shall continue in full force and effect indefinitely, regardless of whether or not the Trust qualifies as a REIT.

ARTICLE VI

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Section 1.                  General. Except as otherwise provided in this Article VI or elsewhere in this Declaration, Shareholders shall have such power to vote as is provided for in, and shall and may hold meetings and take actions pursuant to, the provisions of the Bylaws.

Section 2.                  Voting Powers as to Certain Transactions. (a) Except as otherwise provided in paragraph (b) of this Section 2, the affirmative vote or consent of at least a majority of the Trustees of the Trust then in office and at least seventy-five percent (75%) of the Shares outstanding and entitled to vote (by class or series or in combination as may be established in the Bylaws or by the Trustees) shall be necessary to authorize any of the following actions:

(i)                         the merger or consolidation or share exchange of the Trust or any series or class of Shares with or into any other Person or company (including, without limitation, a partnership, corporation, joint venture, business trust, common law trust or any other business organization) or of any such Person or company with or into the Trust or any series or class of Shares;

(ii)                      the sale, lease or transfer of all or substantially all of the Trust’s assets; or

(iii)                   the liquidation or termination of the Trust.

(b)                     Notwithstanding anything to the contrary in paragraph (a) of this Section 2; (i) the granting of a pledge or security interest in all or substantially all of the Trust’s assets may be done by majority vote of the Trustees then in office and without Shareholder approval even if such pledge may result in sale or transfer of all or substantially all of the Trust’s assets in the event that the Trust defaults upon obligations which are secured by such security interest or pledge; and (ii) if any of the actions described in paragraph (a) of this Section 2 are approved by seventy-five percent (75%) of the Trustees then in office, then no Shareholder approval will be required for such actions except to the extent Shareholder approval is required by applicable law, and, if approval by Shareholders is required by applicable law, the vote required shall be a majority (or the least amount legally permitted if higher than the majority) of voting Shareholders or, if applicable law does not permit approval by a percentage of voting Shareholders, the vote required shall be a majority (or the least amount legally permitted if higher than the majority) of Shareholders.

Section 3.                  Quorum and Required Vote. Except when a larger vote or quorum is required by any provision of law (including, without limitation, the rules of the American Stock Exchange), this Declaration, the Bylaws or the notice of meeting forwarded to the Shareholders by the Trustees, thirty-three and one-third percent (33.333%) of the Shares entitled to vote on a particular matter shall constitute a quorum for voting on a particular matter or the transaction of business at a Shareholders’ meeting, except that where any provision of law (including, without limitation, the rules of the American Stock Exchange), this Declaration, the Bylaws or the notice of meeting forwarded to the Shareholders by the Trustees, requires that holders of any class or series of Shares shall vote as an individual class or series, then thirty-three and one-third percent (33.333%) (unless a larger quorum is required as specified above) of Shares of that class or series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that class or series. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a different vote is required by any provision of law (including, without limitation, the rules of the American Stock Exchange), this Declaration, the Bylaws or the notice of meeting forwarded to the Shareholders by the Trustees, a plurality of the quorum of Shares necessary for the transaction of business at a Shareholders’ meeting shall decide any questions and a plurality of Shares voted shall elect a Trustee, provided that where any provision of law (including, without limitation, the rules of the American Stock Exchange), this Declaration, the Bylaws or the notice of meeting forwarded to the Shareholders by the

Trustees, requires that the holders of any class or series of Shares shall vote as an individual class or series, then a plurality of the quorum of Shares of that class or series necessary for the transaction of business by that class or series at a Shareholders’ meeting shall decide that matter insofar as that class or series is concerned.

Section 4.                  Advance Notice of Nominees for Trustee and Other Proposals.

(a)                      Nominations and Proposals to be Considered at Meeting of Shareholders. Nominations of persons for election to the Board of Trustees and the proposal of other business to be considered by the shareholders at an annual or special meeting of shareholders may be properly brought before the meeting only as set forth in this Section 4. All judgments and determinations made by the Board of Trustees or the chairman of the meeting, as applicable, under this Section 4 (including without limitation judgments as to whether any matter or thing is satisfactory to the Board of Trustees and determinations as to the propriety of a proposed nomination or a proposal of other business) shall be made in good faith.

(b)                     Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Trustees and the proposal of other business to be considered by the shareholders at an annual meeting of shareholders may be properly brought before the meeting (i) pursuant to the Trust’s notice of meeting by or at the direction of the trustees or (ii) by any shareholder of the Trust who is a shareholder of record both at the time of giving of notice provided for in this Section 4(b) and at the time of the annual meeting, who is entitled to vote at the meeting and who complies with the terms and provisions set forth in this Section 4.

(2)                     For nominations for election to the Board of Trustees or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (ii) of Section 4(b)(I), the shareholder must have given timely notice thereof in writing to the secretary of the Trust and such other business must otherwise be a proper matter for action by shareholders. To be timely, a shareholder’s notice shall set forth all information required under this Section 4 and shall be delivered to the secretary at the principal executive offices of the Trust not later than the close of business on the 90th day nor earlier than the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the anniversary date of the date of mailing of the notice for the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of: (i) the 90th day prior to the date of mailing of the notice for such annual meeting or (ii) the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Trust. In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time commence a new time period for the giving of a shareholder’s notice as described above.

A shareholder’s notice shall set forth:

(i)                         as to each person whom the shareholder proposes to nominate for election or reelection as a trustee, (1) such person’s name, age, business address and residence address, (2) the class, series and number of shares of capital stock of the Trust that are beneficially owned or owned of record by such person, (3) the date such shares were acquired and the investment intent of such acquisition, (4) the record of all purchases and sales of securities of the Trust by such person during the previous 12 month period including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved and (5) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected;

(ii)                      as to any other business that the shareholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such shareholder and any Shareholder Associated Person (as defined below), including any anticipated benefit therefrom;

(iii)                   as to the shareholder giving the notice and any Shareholder Associated Person, the class, series and number of shares of the Trust which are owned of record by such shareholder and by such Shareholder Associated Person, if any, and the class, series and number of, and the nominee holder for, shares owned beneficially but not of record by such shareholder and by any such Shareholder Associated Person;

(iv)                  as to the shareholder giving the notice and any Shareholder Associated Person, the name and address of such shareholder, as they appear on the Trust’s stock ledger and current name and address, if different, of such Shareholder Associated Person;

(v)                     as to the shareholder giving the notice and any Shareholder Associated Person, the record of all purchases and sales of securities of the Trust by such shareholder or Shareholder Associated Person during the previous 12 month period including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved; and

(vi)                  to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a trustee or the proposal of other business on the date of such shareholder’s notice.

(3)                     Notwithstanding anything in the second sentence of Section 4(b)(2) to the contrary, in the event that the number of trustees to be elected to the Board of Trustees is increased and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of mailing of notice for the preceding year’s annual meeting, a shareholder’s notice required by this Section 4(b) also shall be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the secretary at the principal executive offices of the Trust not later than the close of business on the 10th day immediately following the day on which such public announcement is first made by the Trust.

(4)                     For purposes of this Section 4, “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of capital stock of the Trust owned of record or beneficially by such shareholder and (iii) any person controlling, controlled by or under common control with such shareholder or Shareholder Associated Person.

(c)                      Shareholder Nominations or Proposals Causing Covenant Breaches. At the same time as or prior to the submission of any shareholder nomination or proposal of business to be considered at an annual or special meeting that, if approved and implemented by the Trust, would cause the Trust to be in breach of any covenant of the Trust in any existing or proposed debt instrument or agreement of the Trust, the proponent shareholder or shareholders must submit to the secretary of the Trust at the principal executive offices of the Trust (i) evidence satisfactory to the Board of Trustees of the lender’s or contracting party’s willingness to waive the breach of covenant or (ii) a plan for repayment of the indebtedness to the lender or correcting the contractual default, specifically identifying the actions to be taken or the source of funds to be used in the repayment, which plan must be satisfactory to the Board of Trustees in its discretion.

(d)                     Shareholder Nominations or Proposals Requiring Regulatory Notice, Consent or Approval. At the same time or prior to the submission of any shareholder nominations or proposal of business to be considered at an annual or special meeting that, if approved, could not be implemented by the Trust without notifying or obtaining the consent or approval of any federal, state, municipal or other regulatory body, the proponent shareholder or shareholders must submit to the secretary of the Trust at the principal executive offices of the Trust (i) evidence satisfactory to the Board of Trustees that any and all required notices, consents or approvals have been given or obtained or (ii) a plan, for making the requisite notices or obtaining the requisite consents or approvals, as applicable, prior to the implementation of the proposal or election, which plan must be satisfactory to the Board of Trustees in its discretion.

(e)                      Special Meetings of Shareholders. As set forth in Section 4 of this Article VI, only business brought before the meeting pursuant to a proper notice of meeting shall be conducted at a special meeting of shareholders. Nominations of persons for election to the Board of Trustees only may be made at a special meeting of shareholders at which trustees are to be elected: (i) pursuant to the Trust’s notice of meeting by or at the direction of the Board of Trustees; or (ii) provided that the Board of Trustees has determined that trustees shall be elected at such special meeting, by any shareholder of the Trust who is a shareholder of record both at the time of giving of notice provided for in this Section 4(e) and at the time of the special meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 4(e). In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more trustees to the Board of Trustees, any such shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust’s notice of meeting, if the shareholder’s notice contains the information required by Section 4(b) and the shareholder has given timely notice thereof in writing to the secretary of the Trust at the principal executive offices of the Trust. To be timely, a shareholder’s notice shall be delivered to the secretary of the Trust at the principal executive offices of the Trust not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (i) the 90th day prior to such special meeting or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the trustees to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a shareholder’s notice as described above.

(f)                        General. (1) Upon written request by the secretary or the Board of Trustees or any committee thereof, any shareholder proposing a nominee for election as a trustee or any proposal for other business at a meeting of shareholders shall provide, within three business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory to the secretary or the Board or any committee thereof, in his, her or its sole discretion, of the accuracy of any information submitted by the shareholder pursuant to this Section 4. If a shareholder fails to provide such written verification within such period, the secretary or the Board of Trustees or any committee thereof may treat the information as to which written verification was requested as not having been provided in accordance with the procedures set forth in this Section 4.

(2)                     Only such persons who are nominated in accordance with the procedures set forth in this Section 4 shall be eligible to serve as trustees and only such business as shall have been brought before the meeting in accordance with the procedures set forth in this Section 4 shall be transacted at a meeting of shareholders. The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 4 and, if any proposed nomination or other business is not in compliance with this Section 4, to declare that such defective nomination or proposal be disregarded.

(3)                     For purposes of this Section 4, (i) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for the election of trustees and (ii) “public announcement” shall mean disclosure in (A) a press release reported by the Dow Jones News Service, Associated Press or comparable news service or (B) a document publicly filed by the Trust with the United States Securities and Exchange Commission pursuant to the Exchange Act.

(4)                     Notwithstanding the foregoing provisions of this Declaration, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in Sections 4(a) through 4(f). Nothing in this Section 4 shall be deemed to require that a shareholder nomination of a person for election to the Board of Trustees or a shareholder proposal relating to other business be included in the Trust’s proxy statement except as maybe required by law.

Section 5.                  Conversion to Open-End Company. Notwithstanding any other provisions in this Declaration or the Bylaws, the conversion of the Trust or any class or series of Shares from a “closed-end company” to an “open-end company”, as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the Investment Company Act of 1940 (as in effect on the date of this Declaration), together with any necessary amendments to this Declaration to permit such a conversion, shall require the affirmative vote or consent of at least seventy-five percent (75%) of each class of Shares outstanding and entitled to vote on the matter and seventy-five percent (75%) of the Trustees then in office.

Section 6.                  Shareholder Meetings. Except as required by applicable law, actions by Shareholders which are required or permitted may only be taken at a meeting, and Shareholder meetings may only be called by the Trustees.

Section 7.                  Inspection of Records. All Shareholders’ requests to inspect the records of the Trust shall be submitted by Shareholders to the Trustees in writing. Upon receipt of such requests, the Trustees may establish procedures for such inspections. To preserve the integrity of the Trust’s records, the Trustees may provide certified copies of Trust records rather than originals. The Trustees shall not be required to create records or obtain records from third parties to satisfy Shareholders’ requests. The Trustees may require Shareholders to pay in advance or otherwise indemnify the Trust for the costs and expenses of Shareholders’ inspection of records. Nothing in this Section 7 is intended nor shall be construed to permit Shareholders to inspect the records of the Trust except as may be permitted by the Trustees or as may be required by applicable law.

ARTICLE VII

DISTRIBUTIONS AND DETERMINATION OF NET ASSET VALUE

Section 1.                  Distributions. The Trustees may each year, or more frequently if they so desire, but need not, distribute to the Shareholders of any or all classes or series of Shares such income and gains, accrued or realized, as the Trustees may determine, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with good accounting practices and subject to the preferences, special or relative rights and privileges of the various classes or series of Shares. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders. Distributions of income for each year or other period, if any be made, may be made in one or more payments, which shall be in Shares, in cash or otherwise and on a date or dates and as of a record date or dates determined by the Trustees. At any time and from time to time in their discretion, the Trustees may distribute to the Shareholders as of a record date or dates determined by the Trustees, in Shares, in cash or otherwise, all or part of any gains realized on the sale or disposition of property or otherwise, or all or part of any other principal of the Trust. Each distribution pursuant to this Section 1 to the Shareholders of a particular class or series shall be made ratably according to the number of Shares of such class or series held by the several Shareholders on the applicable record date thereof, provided that no distribution need be made on Shares purchased pursuant to orders received, or for which payment is made, after such time or times as the Trustees may determine. Any such distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with Section 2 of this Article VII, or at such other value as may be specified by the Bylaws or as the Trustees may from time to time determine, subject to applicable laws and regulations then in effect.

Section 2.                  Determination of Net Asset Value. The net asset value per share of each class and each series of Shares of the Trust shall be determined in accordance with the 1940 Act and any related procedures adopted by the Trustees from time to time. Determinations made under and pursuant to this Section 2 in good faith shall be binding on all parties concerned.

ARTICLE VIII

COMPENSATION AND LIMITATION
OF LIABILITY OF TRUSTEES

Section 1.                  Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust; and they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking, underwriting, brokerage or other services and payment for the same by the Trust.

Section 2.                  Limitation of Liability. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, adviser, sub-adviser, manager or underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Every note, bond, contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

ARTICLE IX

INDEMNIFICATION, CONTRACTING WITH INTERESTED PARTIES
AND IMPACT OF CORPORATE LAW

Section 1.                  Trustees, Officers, etc. The Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a “Covered Person”) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in a decision on the merits in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust and except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office. Expenses, including counsel fees incurred by any such Covered Person, may be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article IX.

Section 2.                  Rebuttable Presumption. For purposes of the determination as to whether indemnification is available under this Article IX, the court or other authority making the determination, as the case may be, shall rely upon a rebuttable presumption that the Covered Person has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.

Section 3.                  Indemnification Not Exclusive. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article IX, the term “Covered Person” shall include such person’s heirs, executors and administrators. Nothing contained in this Article IX shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of such person; provided, however, that the Trust shall not purchase or maintain any such liability insurance in contravention of applicable law.

Section 4.                  Transactions Between the Trust and its Trustees, Officers, Employees and Agents. (a) Subject to any express restrictions adopted by the Trustees in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind, whether or not any of its Trustees, officers, employees or agents has a financial interest in such transaction, with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust or in which a Trustee, officer, employee or agent of the Trust has a material financial interest. To the extent permitted by applicable law, a contract or other transaction between the Trust and any Trustee or between the Trust and RMR Advisors or any other corporation, trust, firm, or other entity in which any Trustee is a director or trustee or has a material financial interest shall not be void or voidable if:

(i)                         The fact of the common directorship, trusteeship or interest is disclosed or known to the Trustees or a proper committee thereof, and the Trustees or such committee authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of disinterested Trustees, even if the disinterested Trustees constitute less than a quorum; or

(ii)                      The contract or transaction is authorized, approved, or ratified by a majority of the votes cast by shareholders voting on such matter; or, if applicable law specifies a greater majority vote, then by a majority vote of the Shareholders legally required; or

(iii)                   The contract or transaction is fair and reasonable to the Trust.

(b)                       Whether or not they may be legally entitled to vote on the matters described in this Section 4, interested Trustees or the Shares owned by them or by an interested corporation, trust, firm or other entity may be counted in determining the presence of a quorum at a meeting of the Trustees or a committee thereof or at a meeting of the Shareholders, as the case may be, at which the contract or transaction is authorized, approved or ratified.

(c)                        The failure of a contract or other transaction between the Trust and any Trustee or between the Trust and RMR Advisors or any other corporation, trust, firm, or other entity in which any Trustee is a director or trustee or has a material financial interest to satisfy the criteria set forth in Section 4(b) of this Article IX shall not create any presumption that such contract or other transaction is void, voidable or otherwise invalid, and any such contract or other transaction shall be valid to the fullest extent permitted by applicable law.

Section 5.                  General Corporate Law. To the fullest extent permitted by applicable law, the establishment of Trustees compensation and limitation of liability as set forth in Article VIII and the providing of indemnity or contracting with related parties described in this Article IX in accordance with terms and procedures not materially less favorable to the Trust than the maximum discretion and maximum indemnification permitted by the Massachusetts General Corporation Law (as in effect at the time such provision was adopted or such contract or transaction was entered into or as it may thereafter be in effect) shall be deemed to have satisfied the criteria set forth in Article VIII and this Article IX; but nothing herein is intended to require that the terms and procedures established by the Massachusetts General Corporation Law shall be required to establish compensation, to limit liability, to provide indemnification or for contracting as set forth in Articles VIII and IX.

Section 6.                  Right of Trustees, Officers, Employees and Agents to Own Shares or Other Property and to Engage in Other Business. Subject to any restrictions which may be adopted by the Trustees in the Bylaws or otherwise, any Trustee or officer, employee or agent of the Trust may acquire, own, hold and dispose of Shares in the Trust, for his or her individual account, and may exercise all rights of a Shareholder to the same extent and in the same manner as if he or she were not a Trustee or officer, employee or agent of the Trust. Any Trustee or officer, employee or agent of the Trust may, in his or her personal capacity or in the capacity of trustee, officer, director, stockholder, partner, member, advisor or employee of any Person or otherwise, have business interests and engage in business activities similar to or in addition to those relating to the Trust, which interests and activities may be similar to and competitive with those of the Trust and may include the investing in securities of real estate or other companies or in other interests in Persons engaged in real estate or other businesses. Each Trustee, officer, employee and agent of the Trust shall be free of any obligation to present to the Trust any investment opportunity which comes to him or her in any capacity other than solely as Trustee, officer, employee or agent of the Trust even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust. Any Trustee or officer, employee or agent of the Trust may be interested as trustee, officer, director, stockholder, partner, member, advisor or employee of, or otherwise have a direct or indirect interest in: (i) any Person who may be engaged to render advice or services to the Trust, (ii) any Person in which the Trust has invested or may invest, (iii) any Person from which the Trust has purchased or may purchase securities or other property and (iv) any Person to which the Trust has sold or may sell securities or other property; and such Trustee, officer, employee or agent of the Trust may receive compensation from such other Person as well as compensation as Trustee, officer, employee or agent or otherwise hereunder. None of these activities shall be deemed to conflict with his or her duties and powers as Trustee or officer, employee or agent of the Trust.

Section 7.                  Shareholders. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be indemnified by the Trust out of the Trust’s property against all loss and expense arising from such liability.

ARTICLE X

MISCELLANEOUS

Section 1.                  Trustees, Shareholders, etc. Not Personally Liable; Notice. All persons extending credit to, contracting with or having any claim against the Trust or a particular series or class of Shares shall look only to the assets of the Trust or the assets of that particular series or class of Shares for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor.

Section 2.                  Express Exculpatory Clauses and Instruments. Any written instrument creating an obligation of the Trust shall, to the extent practicable, include a reference to this Declaration, recite that this Declaration is on file with the Secretary of State of The Commonwealth of Massachusetts, and provide that such written instrument was executed or made by or on behalf of the Trust, by the Trustee or Trustees or by an officer or officers of the Trust in their capacity as such and not individually, and further that neither the Shareholders nor the Trustees nor any officers, employees or agents (including the Trust’s advisor, the “Advisor”) of the Trust shall be liable thereunder and that all persons shall look solely to the Trust estate for the payment of any claim thereunder or for the performance thereof. However, the omission of such provision from any such instrument shall not render the Shareholders, any Trustee, or any officer, employee or agent (including the Advisor) of the Trust liable, nor shall the Shareholders, any Trustee or any officer, employee or agent (including the Advisor) of the Trust be liable to anyone for such omission.

Section 3.                  Trustees and Officers Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee or officer shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or officer, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees or officers may take advice of counsel or other experts with respect to the meaning and operation of this Declaration, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees and officers shall not be required to give any bond as such, nor any surety if a bond is required.

Section 4.                  Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 5.                  Duration and Termination of Trust. Unless terminated as provided in Article VI, the Trust shall continue without limitation of time. Upon termination of the Trust, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated of the Trust, as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash or shares or other property, and distribute the proceeds to the Shareholders ratably according to the number of Shares and according to the series or class held by the several Shareholders on the date of termination. Any series or class of Shares other than common Shares may be terminated or redeemed by the Trust pursuant to terms established by the Trustees or in the Bylaws. A termination or redemption of common Shares shall be considered a liquidation or termination of the Trust and shall only be accomplished pursuant to the terms established in Article VI, provided, however, a partial redemption or termination of common Shares of up to ten percent (10%) of the number of common Shares outstanding in any twelve (12) month period (the ten percent (10%) amount being determined on the day before the first redemption or termination in each such twelve (12) month period) may be accomplished by the Trust pursuant to a vote of seventy-five percent (75%) of the Trustees then in office.

Section 6.                  Filing of Copies, References, Headings. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust, where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of State of The Commonwealth of Massachusetts and with the Newton City Clerk, as well as any other governmental office where such filing may from time to time be required, and shall become effective when filed unless a later date is specified. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like “herein”, “hereof, and “hereunder”, shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

Section 7.                  Applicable Law. This Declaration is made in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type referred to in Section 1 of Chapter 182 of the Massachusetts General Corporation Laws, commonly called a Massachusetts business trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust and the Trustees may excise all powers which are ordinarily exercised by trustees of such a trust.

Section 8.                  Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association. Nothing in this Declaration, however, shall prevent the Trust from being a corporation or association for tax purposes.

Section 9.                  AMEX Transactions and Contracts. Nothing in Article V shall preclude the settlement of any transaction entered into through the facilities of the AMEX or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of Article V and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in Article V. Any affirmative vote or consent of the Trustees or Shareholders required by this Declaration shall be in addition to the vote or consent of Trustees or Shareholder required by law or by any agreement between the Trust and the AMEX or any other national securities exchange.

Section 10.            Address of the Trust and the Trustees and Agent for Service of Process. The principal address of the Trust and of the Trustees is 400 Centre Street, Newton, Massachusetts 02458. The Trust and the Trustees may have other offices and may change its principal office address by vote of its Trustees. The offices of the Trust and the Trustees, including the principal office, may be located within or outside Massachusetts. The Registered Agent is RMR Advisors, Inc., and the address of RMR Advisors, Inc. is 400 Centre Street, Newton, Massachusetts 02458.

ARTICLE XI

AMENDMENTS, BYLAWS AND CONSTRUCTION

Section 1.                  Amendments by Trustees. Amendments to this Declaration for the purpose of: (i) changing the name of the Trust, (ii) changing the domicile of the Trust without changing the substance of this Declaration, or (iii) supplying any omission, curing any ambiguity, correcting any defective or inconsistent provision or clarifying the meaning and intent of this Declaration; may be made at any time by the Trustees without Shareholder approval.

Section 2.                  Amendments by Shareholders and Trustees. (a) Except as otherwise provided in Section 1 and in paragraph (b) of this Section 2, the affirmative vote of a majority of Trustees then in office and at least seventy-five percent (75%) of the Shares outstanding and entitled to vote (by class or series or in combination as may be established in the Bylaws or by the Trustees) shall be required to amend, alter, change or repeal any provision of this Declaration.

(b)                    Notwithstanding anything to the contrary in paragraph (a) of this Section 2, if an amendment to this Declaration is approved by seventy-five percent (75%) of the Trustees then in office, no Shareholder approval will be required for that amendment to be effective, except to the extent a Shareholder approval is required by applicable law; and, if applicable law requires a Shareholder approval, the vote required shall be the lesser of a majority of voting Shareholders or the least amount legally required.

Section 3.                  Bylaws. The Trustees may adopt, amend, change or repeal Bylaws which shall govern the conduct of business by this Trust. Except as they may directly contradict provisions of this Declaration, the Bylaws may implement and interpret this Declaration.

Section 4.                  Construction. If any provision of this Declaration is determined to be unlawful by a court or regulatory body of competent jurisdiction, the remainder of this Declaration shall remain in full force and effect and the offending provision shall be construed to achieve the purpose of the offending provision to the extent legally possible. The re-construction of an unlawful provision shall be made by the Trustees, or, in the absence of action by the Trustees, by the court or regulatory body which determined the provision to be unlawful.

IN WITNESS HEREOF, at least a majority of the Trustees and the Shareholder do hereto set their hands and seals this 27th day of January, 2004.

TRUSTEES:

/s/ Gerard M. Martin
Gerard M. Martin

/s/ Barry M. Portnoy
Barry M. Portnoy

SHAREHOLDER:

RMR Advisors, Inc.

By:	/s/ Thomas M. O’Brien
Thomas M. O’Brien President

i

ii

iii

Check # 65027

RECEIVED

JAN 27 2004

MGL CHAPTER 182	SECRETARY OF THE COMMONWEALTH CORPORATIONS DIVISION

[Illegible]

CSC

Merge	Y		N
R/A	Y	33	N
Cons.	Y		N
Pr. Off	33
Tru	33

RECEIVED

APR 16 2004

SECRETARY OF THE COMMONWEALTH CORPORATIONS DIVISION

RMR HOSPITALITY AND REAL ESTATE FUND

AMENDMENT NO. 1 TO AGREEMENT AND DECLARATION OF TRUST

AMENDMENT NO. 1, dated as of April 2, 2004 to the Agreement and Declaration of Trust of the RMR Hospitality and Real Estate Fund dated as of January 27, 2004.

Section 2(f) of the Trust’s Agreement and Declaration of Trust is replaced in its entirety with the following text:

(f) “RMR Advisors” means RMR Advisors, Inc., the Trust’s investment advisor, or any successor investment advisor to the Trust;

IN WITNESS WHEREOF, RMR Hospitality and Real Estate Fund has caused this Amendment to be executed by its duly authorized officer as of the day and year first above written.

RMR HOSPITALITY AND REAL ESTATE FUND

/s/ Thomas M. O’Brien
Thomas M. O’Brien President

Check # 67346

MGL CHAPTER 182

[Illegible]

CSC

Merge	Y N
R/A	Y N
Cons.	Y N
Pr.Off
Tru

RECEIVED SEP 27 2006 SECRETARY OF THE COMMONWEALTH CORPORATIONS DIVISION

RMR HOSPITALITY AND REAL ESTATE FUND

AMENDMENT NO. 2 TO AGREEMENT AND DECLARATION OF TRUST

AMENDMENT NO. 2, dated as of Sept. 26, 2006 to the Agreement and Declaration of Trust of the RMR Hospitality and Real Estate Fund dated as of January 27, 2004, as amended.

Article VI, Section 2(b) of the Trust’s Agreement and Declaration of Trust is replaced in its entirety with the following text:

(b) Notwithstanding anything to the contrary in paragraph (a) of this Section 2: (i) the granting of a pledge or security interest in all or substantially all of the Trust’s assets may be done by majority vote of the Trustees then in office and without Shareholder approval even if such pledge may result in sale or transfer of all or substantially all of the Trust’s assets in the event that the Trust defaults upon obligations which are secured by such security interest or pledge; and (ii) if any of the actions described in paragraph (a) of this Section 2 are approved by seventy-five percent (75%) of the Trustees then in office, then no Shareholder approval will be required for such actions except to the extent Shareholder approval is required by applicable law, and, if approval by Shareholders is required by applicable law, the vote required shall be a majority (or the least amount legally permitted if higher than the majority) of Shares voted or, if applicable law does not permit approval by a percentage of Shares voted, the vote required shall be a majority (or the least amount legally permitted if higher than the majority) of Shares outstanding and entitled to vote.

IN WITNESS WHEREOF, RMR Hospitality and Real Estate Fund has caused this Amendment to be executed by its duly authorized officer as of the day and year first above written.

RMR HOSPITALITY AND REAL ESTATE FUND

By:	/s/ Thomas M. O’Brien
Thomas M. O’Brien
President

Check # 19637

MGL CHAPTER 182

[Illegible]

WILLIAM FRANCIS GALVIN
SECRETARY OF THE COMMONWEALTH

[Illegible]

Merge	Y N

R/A	Y N

Cons.	Y N

Pr.Off

Tru

Exhibit B

PROSPECTUS

2,480,000 COMMON SHARES

RMR HOSPITALITY AND REAL ESTATE FUND

Investment Objectives. RMR Hospitality and Real Estate Fund (“we,” “us” or the “Fund”) is a newly organized, non-diversified closed end management investment company. Our primary investment objective is to earn and pay to our shareholders a high level of current income by investing in hospitality and real estate companies. Our secondary objective is capital appreciation. There can be no assurance that we will meet our investment objectives. We have been approved to list our common shares on the American Stock Exchange (the “AMEX”) under the symbol “RHR” subject to notice of issuance.

Our Advisor. RMR Advisors, Inc. (our “Advisor”) will be our investment manager. Our Advisor has been in business since December 2003 and has only limited prior experience operating an investment company, but affiliates of our Advisor have extensive experience in the hospitality and real estate industries. Our Advisor is an affiliate of Reit Management & Research LLC (“Reit Management”), a company that, together with its predecessors, has been in business since 1986. Reit Management is currently manager of three public real estate investment trusts, or REITs, that together have invested over $8.5 billion in real estate across the United States, including Hospitality Properties Trust, a REIT which owns 285 hotels in which it has invested $3.2 billion. We will not invest in Hospitality Properties Trust or any other company affiliated with our Advisor.

Investment Policies. Our managed assets are equal to the net asset value of our common shares plus the liquidation preference of any preferred shares and the principal amount of any borrowings outstanding. Generally, under normal market conditions, we expect that: (i) at least 90% of our managed assets will be invested in income producing securities issued by hospitality and real estate companies, including common shares, preferred shares and debt; (ii) at least 25% of our managed assets will be securities issued by hospitality companies; (iii) at least 25% of our managed assets will be securities issued by real estate companies; and (iv) no more than 45% of our managed assets will be non-investment grade ratable debt or preferred shares.

Investing in our common shares involves risks described in “Risk Factors” beginning on page 12.

	Per Share(1)	Total(2)
Public Offering Price.	$20.00	$49,600,000
Sales Load(3)	0.90	1,800,000
Estimated Offering Expenses(4)	0.04	80,000
Proceeds to the Fund	$19.06	$47,720,000

(1)                     The Fund will pay no sales load or offering expenses related to 480,000 of our common shares which we have agreed to sell to affiliates of our Advisor at $20 per share. See “Underwriting.”

(2)                     The underwriters may purchase up to an additional 372,000 common shares within 45 days of this prospectus at the public offering price, less the sales load, to cover over allotments, if any. If such option is exercised in full, the total public offering price, sales load, estimated offering expenses and proceeds to the Fund will be $57,040,000, $2,134,800, $94,880 and $54,810,320, respectively. See “Underwriting.”

(3)                     Our Advisor has agreed to pay an annual fee to certain of the underwriters as additional underwriting compensation. Such amount plus reimbursement of the underwriters’ expenses will not exceed 4.5% of the total price to the public of shares in this offering. Such amount plus the sales load will not exceed 9% of the total price to the public of shares in this offering. See “Underwriting—Additional Underwriting Compensation.”

(4)                     Our Advisor has agreed to pay the organizational and offering expenses (other than the sales load) that exceed $0.04 per common share. The estimated offering expenses to be incurred by the Fund are $80,000.

The common shares will be delivered on or about April 30, 2004.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

RBC CAPITAL MARKETS	MERRILL LYNCH & CO.

BB&T Capital Markets
BNY Capital Markets
HARRISdirect
KeyBanc Capital Markets
Legg Mason Wood Walker
Incorporated
Stifel, Nicolaus & Company
Incorporated
SunTrust Robinson Humphrey
Wachovia Securities
Wedbush Morgan Securities
Wells Fargo Securities, LLC

April 27, 2004

You should rely only on the information contained or incorporated by reference into this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover of this prospectus. Unless otherwise stated, all information in the prospectus assumes that the underwriters’ over allotment option is not exercised. See “Underwriting.”

You should read this prospectus, which contains important information about us, before deciding whether to invest in our common shares, and retain it for future reference. A Statement of Additional Information, or SAI, dated April 27, 2004, containing additional information about us, has been filed with the Securities and Exchange Commission, or SEC, and is incorporated by reference in its entirety into this prospectus. You may request a free copy of the SAI, the table of contents of which is on page 41 of this prospectus, by calling 1-866-790-8165 or 1-617-332-9530 or by writing to us. You can get the same information free from the SEC’s EDGAR database on the Internet (http://www.sec.gov).

Until May 22, 2004 (25 days after the date of this prospectus), all dealers that buy, sell or trade our common shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

iii

RISK FACTORS

We are a non-diversified, closed end management investment company designed primarily as a long term investment and not as a trading vehicle. We do not intend to be a complete investment program. Because of the uncertainties inherent in all investments, there can be no assurance that we will achieve our investment objectives. All stock market investments involve risks, including the risk that you may lose some or all of your investment. Your common shares at any time may be worth less than you invested, even after taking into account the reinvestment of dividends and distributions which you receive. Before deciding to purchase any of our shares you should consider the following material risks:

No Operating History

We are a newly organized company and have no history of operations.

Inexperienced Advisor

Our Advisor has limited experience managing a securities investment company like the Fund. Our Advisor began the substantial part of its current business activities in December 2003. As of March 31, 2004, our Advisor had $155 million of assets under management, consisting entirely of the assets of RMR Real Estate Fund.

Concentration of Investments

Our investment objectives will concentrate our portfolio in the hospitality and real estate industries. If the revenues or profitability of the hospitality industry generally decline, the market values of hospitality securities in which we have invested are likely to decline. If the value of real estate generally declines, the market value of the real estate securities in which we have invested are likely to decline. If these declines occur, they are likely to cause a decline in the value of our common shares.

Non-Diversification Risk

We are a non-diversified investment company. We may make a significant part of our investments in a limited number of securities, and our investments will be focused upon securities in only two industries. Because our investment portfolio will be less diversified than that of most other investment companies, the value of your investment in our common shares over time may be more volatile than an investment in a diversified fund.

Hospitality Industry Risks

Our investment focus on hospitality securities creates risks, including the following:

•                            We expect a portion of our portfolio investments will be in securities issued by companies that provide hospitality, lodging, dining or entertainment services. The hospitality industry is highly dependent upon business spending. When business managers curtail spending, travel and entertainment items are often severely reduced or eliminated. Economic declines or the anticipation of economic declines can bring rapid declines in revenue and profitability of hospitality companies.

•                            Many parts of the hospitality industry are dependent upon the travel industry, particularly the airline industry. If airline travel is significantly reduced, revenue and profitability of

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may not realize the value for the premium we paid and we may be unable to reinvest the proceeds we receive to achieve as much income as we received on the redeemed securities.

Mortgage or Collateral Backed Securities Risks

We may purchase securities commonly referred to as CMBS, or commercial mortgage backed securities, or those commonly referred to as CBOs, or collateralized bond obligations, or similar securities. Securities which are secured by mortgages or interests in a pool of other securities have a value that is highly dependent upon the value of the underlying real estate or other collateral. Mortgage related securities may be issued or guaranteed by the U.S. Government, its agencies or instrumentalities or may be issued by private issuers and not guaranteed by any entity. Like other debt securities, changes in interest rates generally affect the value of these securities. Investments in these securities are also subject to special risks of prepayment. Prepayment risk exists when the issuer of a security can prepay the principal prior to the security’s maturity. The impact of prepayments on the price of a security may be difficult to predict and may increase the volatility and decrease the market value of these securities. In addition, early repayment of mortgages or other obligations underlying these securities may expose the Fund to a lower rate of return when it reinvests the principal. Further, the Fund may buy these securities at a premium. Accelerated prepayments on those securities could cause us to lose all or a portion of our investment represented by the premium paid. Repayment of mortgage backed securities at final maturity is often highly dependent upon sale of collateral or replacement financing. If we invest in mortgage or collateral backed securities, we will likely purchase mortgage backed or collateral backed securities which are subordinated as to payments and other rights to senior classes, which subjects the subordinated classes to materially greater risk of non-payment than senior classes. The manifestation of any of these risks could cause the value of our shares to decrease.

Anti-Takeover Provisions

Our declaration of trust and bylaws contain provisions which limit the ability of any person to acquire control of the Fund or to convert the Fund to an open end investment company. For example, our board of trustees may strictly enforce the provisions in our declaration of trust that prohibit any person or group from owning more than 9.8%, in the aggregate by value as well as by class, of our common shares. These provisions may have the effect of depriving you of the ability to sell your common shares at a premium to their market value. See “Certain Provisions in the Declaration of Trust.”

Market Disruption Risk

The impact of terrorist attacks on the United States in 2001, the 2003 war in Iraq and instability in the Middle East has caused volatility in some securities markets and may have long term negative effects on those markets. In particular, periods of volatility due to world events in the past have led to acute declines in the value of unrated and non-investment grade rated securities, including the securities in which we intend to invest. Future terrorist activity, war or instability could have similar effects and may cause the value of the our investments and of your common shares to decline.

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2,480,000 Shares

Common Shares

PRICE $20.00 PER SHARE

RBC CAPITAL MARKETS	MERRILL LYNCH & CO.

BB&T Capital Markets

BNY Capital Markets

HARRISdirect

KeyBanc Capital Markets

Legg Mason Wood Walker
Incorporated

Stifel, Nicolaus & Company
Incorporated

SunTrust Robinson Humphrey

Wachovia Securities

Wedbush Morgan Securities

Wells Fargo Securities, LLC

PROSPECTUS

April 27, 2004

Exhibit C

RMR HOSPITALITY AND REAL ESTATE FUND
400 Centre Street
Newton, MA 02458

August 9, 2006

Bulldog Investors General Partnership
60 Heritage Drive
Pleasantville, NY 10570

Gentlemen:

It has come to my attention that on August 1, 2006 you filed at the S.E.C. a form 13D/A which indicates ownership of 13.18% of the shares of RMR Hospitality and Real Estate Fund.

The Agreement and Declaration of Trust of RMR Hospitality and Real Estate Fund generally prohibits ownership by any one person or more than 9.8% of the Fund’s shares. A copy of the Agreement and Declaration has been appropriately filed at the S.E.C. and in the Massachusetts Secretary of State’s office, and a copy of the relevant sections is enclosed with this letter.

Please respond immediately as to how you intend to bring your holdings into compliance with the requirement of the Agreement and Declaration or on what basis you believe the Trustees of the Fund should consider making you an “Excepted Holder” as defined in the Fund’s Agreement and Declaration.

If you have any questions about this matter, you or your attorney should contact the Fund’s attorney, Robert Hickey, Sullivan & Worcester LLP, 1666 K Street, NW, Washington, DC, (direct dial 202-775-1205).

Thank you in advance for your anticipated cooperation.

Sincerely,

/s/ Thomas M. O’Brien
Thomas M. O’Brien
President

(ii) any corporation, trust, association or other Person with which an advisory, sub-advisory or management contract or underwriter’s or distributor’s contract or transfer, shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory, sub-advisory or management contract, or underwriter’s or distributor’s contract or transfer, shareholder servicing or other agency contract with one or more other corporations, trusts, associations or other Persons, or has other business or interests, including competitive business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

ARTICLE V

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 1. Definitions. For the purpose of this Article V, the following terms shall have the following meanings:

Affiliate. The term “Affiliate” shall mean, with respect to any Person, another Person controlled by, controlling or under common control with such Person.

Aggregate Share Ownership Limit. The term “Aggregate Share Ownership Limit” shall mean 9.8 percent (in vote or value, whichever is more restrictive) of the aggregate of the outstanding Equity Shares.  The vote and value of the outstanding Equity Shares shall be determined by the Trustees in good faith, which determination shall be conclusive for all purposes of this Article V.

AMEX. The term “AMEX” shall mean the American Stock Exchange.

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Equity Shares by a Person, whether the interest in Equity Shares is held directly or indirectly (including by a nominee), and shall include, but not be limited to, interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(l)(B) of the Code. The terms “Beneficial Owner”, “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 3.5 of this Article V, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections

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170(b)(l)(A), 2055 and 2522 of the Code. If the Code shall cease to so define a charitable organization, “Charitable Beneficiary” shall mean an entity organized to do work for charitable purposes and not for profit.

Charitable Trust. The term “Charitable Trust” shall mean any trust provided for in Section 3.1 of this Article V.

Charitable Trustee. The term “Charitable Trustee” shall mean a Person unaffiliated with the Trust and unaffiliated with the Prohibited Owner, that is appointed by a majority of the Trustees to serve as trustee of the Charitable Trust.

Common Share Ownership Limit. The term “Common Share Ownership Limit” shall mean 9.8 percent (in vote or value, whichever is more restrictive) of the outstanding common Equity Shares of the Trust, in the aggregate for all classes and series of common shares or by each separate class or series of common shares (whichever is more restrictive). The vote and value of outstanding common shares shall be determined by the Trustees in good faith, which determination shall be conclusive for all purposes of this Article V.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Equity Shares by a Person, whether the interest in Equity Shares is held directly or indirectly (including by a nominee), and shall include, but not be limited to, interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner”, “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Equity Shares. The term “Equity Shares” shall mean all Shares of all classes and series, including, without limitation, common Shares and preferred Shares.

Excepted Holder. The term “Excepted Holder” shall mean a shareholder of the Trust for whom an Excepted Holder Limit is created by this Article V or by the Trustees pursuant to Section 2.7 of this Article V.

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Trustees pursuant to Section 2.7 of this Article V, the percentage limit established by the Trustees pursuant to Section 2.7 of this Article V.

Initial Date. The term “Initial Date” shall mean the date upon which this Declaration containing this Article V is filed with the Secretary of the Commonwealth of Massachusetts.

Investee. The term “Investee” shall mean a Person whose shares or other equity are owned by the Trust.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding Equity Shares, the Closing Price for such Equity Shares on such date. The “Closing Price” on any date shall mean the last sale price for such Equity Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked

13

prices, regular way, for such Equity Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the AMEX or, if such Equity Shares are not listed or admitted to trading on the AMEX, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Equity Shares are listed or admitted to trading or, if such Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Equity Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Equity Shares selected by the Trustees or, in the event that no trading price is available for such Equity Shares, the fair market value of Equity Shares, as determined in good faith by the Trustees.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 2.1 of this Article V, would Beneficially Own or Constructively Own Equity Shares in violation of the limits of such Section 2.1, and if appropriate in the context, shall also mean any Person who would have been the record owner of Equity Shares that the Prohibited Owner would have so owned.

REIT. The term “REIT” shall mean a “real estate investment trust” within the meaning of Section 856 of the Code.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any  such events, of Equity Shares or the right to vote or receive dividends on Equity Shares, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Equity Shares or any interest in Equity Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive, Ownership of Equity Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Section 2. Equity Shares.

Section 2.1 Ownership Limitations. From and after the Initial Date:

(a) Basic Restrictions.

(i) (1) No Person, other than an Excepted Holder and other than RMR Advisors or its Affiliates, shall Beneficially Own or Constructively Own Equity Shares in excess of the Aggregate Share Ownership Limit, (2) no Person, other

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than an Excepted Holder and other than RMR Advisors or its Affiliates, shall Beneficially Own or Constructively Own common Equity Shares in excess of the Common Share Ownership limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Equity Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) No Person, other than an Excepted Holder and other than RMR Advisors or its Affiliates, shall Beneficially Own or Constructively Own Equity Shares to the extent that such Beneficial Ownership or Constructive Ownership of Equity Shares would result in (1) the Trust being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (2) any Investees that are otherwise REITs failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Trust or any Investees that are otherwise REITs, as the case may be, owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by such Investees that are otherwise REITs or any of their respective Affiliates, as the case may be, from such tenant would cause any such Investees that are otherwise REITs to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii) Subject to Section 9 of Article X, notwithstanding any other provisions contained herein, any Transfer of Equity Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the AMEX or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in Equity Shares being Beneficially Owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares.

(b) Transfer in Trust. If any Transfer of Equity Shares occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Equity Shares in violation of Section 2.1 (a)(i), (ii) or (iii) of this Article V,

(i) then that number of Equity Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 2.1(a)(i), (ii) or (iii) of this Article V (rounded up to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 3 of this Article V, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Equity Shares; or

(ii) if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 2.1(a)(i), (ii) or (iii) of this Article V, then the Transfer of that number of Equity Shares that otherwise would cause any Person to violate Section 2.1(a)(i), (ii) or

15

(iii) of this Article V shall be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares.

Section 2.2 Remedies for Breach. If the Trustees or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 2.1 of this Article V or that Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Equity Shares in violation of Section 2.1 of this Article V (whether or not such violation is intended), the Trustees or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Equity Shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 2.1 of this Article V shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Trustees or a committee thereof.

Section 2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Equity Shares that will or may violate Section 2.1(a) of this Article V, or any Person who would have owned Equity Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 2.1(b) of this Article V, shall immediately give written notice to the Trust of such event, or in the case of such a proposed of attempted transaction, give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer.

Section 2.4 Owners Required To Provide Information. From and after the Initial Date:

(a) every owner (through actual ownership, Beneficial Ownership, and Constructive Ownership) of more than five percent (or such lower percentage as required by the Code or the treasury regulations promulgated thereunder) of any series or any class of outstanding Equity Shares shall, within 30 days after the end of each taxable year, give written notice to the Trust stating the name and address of such owner, the number of Equity Shares actually owned and the number of Equity Shares Beneficially Owned or Constructively Owned, and a description of the manner in which such shares are held. Each such owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the status of any Investee as a REIT and to ensure compliance with the Aggregate Share Ownership Limit and the Common Share Ownership Limit.

(b) each Person who is a Beneficial Owner or Constructive Owner of Equity Shares and each Person (including the Shareholder of record) who is holding Equity Shares for a Beneficial Owner or Constructive Owner shall provide to the Trust such information as the Trust may request, in good faith, in order to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

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Section 2.5 Remedies Not Limited. Nothing contained in this Section 2 of this Article V shall limit the authority of the Trustees to take such other action as they deem necessary or advisable to protect the Trust and the interests of its shareholders in preserving any Investee’s status as a REIT or to enforce the limitation in Section 2.1 of this Article V for other purposes which the Trustees deem advisable.

Section 2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 2, Section 3 of this Article V or any definition contained in Section 1 of this Article V, the Trustees shall have the power to determine the application of the provisions of this Section 2 or Sections 1 or 3 of this Article V with respect to any situation based on the facts known to them. In the event Sections 1, 2 or 3 of this Article V require an action by the Trustees and this Declaration fails to provide specific guidance with respect to such action, the Trustees with the advice of counsel shall have the power to determine the action to be taken so long as-such action is not contrary to the provisions of Sections 1, 2 or 3 of this Article V.

Section 2.7 Exceptions.

(a) The Trustees, in their sole discretion, may exempt a Person from one or more of the Aggregate Share Ownership Limit, the Common Share Ownership Limit or the limitations in Section 2.1 (a)(ii) of this Article V, as the case may be, and may (but are not required to) establish or increase an Excepted Holder Limit for such Person. As part of establishing or increasing such Excepted Holder Limit, the Trustees may (but are not required to) obtain from such person:

(i) an agreement that any violation or attempted violation of its Excepted Holder Limit (or other action which is contrary to the restrictions contained in Sections 2.1 through 2.6 of this Article V) will result in such Equity Shares being automatically transferred to a Charitable Trust in accordance with Sections 2.1(b) and 3 of this Article V; and,

(ii) a voting trust or other undertakings which satisfy the Trustees that such Person will not attempt to exert undue influence or control over the Trust.

(b) Prior to granting any exception pursuant to Section 2.7(a) of this Article V, the Trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Trustees in their sole discretion, as they may deem necessary or advisable in order to determine or ensure any Investee’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Trustees may impose such conditions or restrictions as they deem appropriate in connection with granting such exception.

(c) In determining whether to grant any exemption pursuant to Section 2.7(a) of this Article V, the Trustees may consider, among other factors, (i) the general reputation and moral character of the Person requesting an exemption, (ii) whether ownership of shares would be direct or through ownership attribution, (iii) whether the

17

Person’s ownership of shares would adversely affect any Investee’s ability to acquire additional properties or additional investments in other issuers, (iv) whether granting an exemption for the Person requesting an exemption would adversely affect any of the Trust’s existing contractual arrangements, and (v) whether the Person to whom the exemption would apply is attempting to change control of the Trust or affect its policies in a way which the Trustees consider adverse to the best interest of the Trust or its Shareholders.

(d) An underwriter which participates in a public offering or a private placement of Equity Shares (or securities convertible into or exchangeable for Equity Shares) may Beneficially Own or Constructively Own Equity Shares (or securities convertible into or exchangeable for Equity Shares) in excess of one or more of the Aggregate Share Ownership Limit, the Common Share Ownership Limit or the limitations in Section 2.1(a)(ii) of this Article V, but only to the extent necessary to facilitate such public offering or private placement.

(e) The Trustees may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder.

Section 2.8 Legend. If certificates for Equity Shares are issued, each such certificate shall bear substantially the following legend:

The shares evidenced by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer. Subject to certain further restrictions and except as expressly provided in the Trust’s Declaration of Trust, no Person may Beneficially Own or Constructively Own Equity Shares of the Trust in excess of 9.8 percent (in vote or value) of the total outstanding Equity Shares or total outstanding common Shares of the Trust, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable). If any of the restrictions on transfer or ownership are violated, the Equity Shares represented hereby will be automatically transferred to a Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Trust’s Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Equity Shares of the Trust upon request.

Instead of the foregoing legend, the certificate may contain an alternate legend providing notice of the restrictions on ownership and transfer as in effect and as may be approved by the Trustees.

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Section 3. Transfer of Equity Shares in Trust.

Section 3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 2.1(b) of this Article V that would result in a transfer of Equity Shares to a Charitable Trust, such Equity Shares shall be deemed to have been transferred to the Charitable Trustee for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 2.1(b) of this Article V. Each Charitable Beneficiary shall be designated as provided in Section 3.5 of this Article V.

Section 3.2 Status of Shares Held by the Charitable Trustee. Equity Shares held by the Charitable Trustee shall be issued and outstanding Equity Shares of the Trust. The Prohibited Owner shall have no rights in the shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares or other property held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust.

Section 3.3 Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Equity Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Trust that Equity Shares have been deemed transferred to the Charitable Trustee shall be paid by such Prohibited Owner with respect to such Equity Shares to the Charitable Trustee upon demand and any dividend or other distribution declared but unpaid shall be paid by the Trust when due to the Charitable Trustee. Any dividends or distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and effective as of the date that Equity Shares have been deemed transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that Equity Shares have been deemed transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible trust action, then the Charitable Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article V, until the Trust has received notification that Equity Shares have been deemed transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

Section 3.4 Sale of Shares by Charitable Trustee. Within 20 days of receiving notice from the Trust that Equity Shares have been transferred to the Charitable Trust, the Charitable Trustee shall sell the shares held in the Charitable Trust to a Person, designated by the Charitable Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 2.1(a) of this Article V. Upon such sale, the interest of the Charitable

19

Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (2) the net sale proceeds received by the Charitable Trustee from the sale or other disposition of the shares held in the Charitable Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Trust that Equity Shares have been transferred to the Charitable Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 3.4, such excess shall be paid to the Charitable Trustee upon demand.

Section 3.5 Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Trustees shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that Equity Shares held in the Charitable Trust would not violate the restrictions set forth in Section 2.1(a) of this Article V in the hands of such Charitable Beneficiary.

Section 4. Enforcement. The Trust or the Trustees are authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article V.

Section 5. Non-Waiver. No delay or failure on the part of the Trust or the Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Trustees, as the case may be, except to the extent specifically waived in writing.

Section 6. Continued Effect. The provisions of this Article V shall continue in full force and effect indefinitely, regardless of whether or not the Trust qualifies as a REIT.

ARTICLE VI

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Section 1. General. Except as otherwise provided in this Article VI or elsewhere in this Declaration, Shareholders shall have such power to vote as is provided for in, and shall and may hold meetings and take actions pursuant to, the provisions of the Bylaws.

Section 2. Voting Powers as to Certain Transactions. (a) Except as otherwise provided in paragraph (b) of this Section 2, the affirmative vote or consent of at least a majority of the Trustees of the Trust then in office and at least seventy-five percent (75%) of the Shares outstanding and entitled to vote (by class or series or in combination as may be established in the Bylaws or by the Trustees) shall be necessary to authorize any of the following actions:

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Bulldog Investors General Partnership, 60 Heritage Drive, Pleasantville, NY 10570
(914) 747-5262 // Fax: (914) 747-5258//oplp@optonline.net

August 15, 2006

Thomas M. O’Brien
President
RMR Hospitality & Real Estate Fund
400 Centre Street
Newton, MA 02458

Dear Mr. O’Brien:

We are responding to your letter dated August 8, 2006. Our position is that Section 2.1(a)(i) of Article 5 of the Agreement and Declaration of Trust of RMR Hospitality & Real Estate Fund (“RHR”) is unlawful. It states:

(1) No Person, other than an Excepted Holder and other than RMR Advisors or its Affiliates, shall Beneficially Own or Constructively Own Equity Shares in excess of the Aggregate Share Ownership Limit, (2) no Person, other than an Excepted Holder and other than RMR Advisors or its Affiliates, shall Beneficially Own or Constructively Own common Equity Shares in excess of the Common Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Equity Shares in excess of the Excepted Holder Limit for such Excepted Holder. (ii) No Person, other than an Excepted Holder and other than RMR Advisors or its Affiliates, shall Beneficially Own or Constructively Own Equity Shares to the extent that such Beneficial Ownership or Constructive Ownership of Equity Shares would result in (1) the Trust being “closely held” within, the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (2) any Investees that are otherwise REITs failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Trust or any Investees that are otherwise REITs, as the case may be, owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by such Investees that are otherwise RETTs or any of their respective Affiliates, as the case may be, from such tenant would cause any such Investees that are otherwise REITs to fail to satisfy any of the gross income requirements of Section 856(c) of the Code). (Emphases added.)

Absent the underlined discriminatory language, Section 2.1(a)(i) might serve a legitimate business purpose for a REIT (from which it was apparently derived), i.e., to insure that the REIT will not lose its pass-through tax status by becoming “closely held.” However, it can not serve as an anti-takeover provision for a registered investment company that invests in REIT’s (like RHR) because it violates certain provisions of the 1940 Investment Company Act (the 1940 Act”) including section 36 (Breach of Fiduciary Duty).

RHR’s registration statement states: “There are other provisions of our declaration of trust and bylaws which may prevent a change of control or which you may believe are not in your best interests as a shareholder.” One such provision is Section 2.1(a)(i), which on its face is clearly inequitable and discriminatory because it exempts RMR Advisors and its Affiliates from the ownership limitations it imposes on other shareholders. Therefore, Section 2.1(a)(i) violates section 36 of the 1940 Act which must be interpreted in accordance with Section 1 of the 1940 Act which states:

It is hereby declared that the national public interest and the interest of investors are adversely affected . . . when investment companies are organized, operated [or] managed. . . in the interest of directors, officers, investment advisers . . . or other affiliated persons thereof rather than in the interest of all classes of such companies’ security holders [or] when investment companies issue securities containing inequitable or discriminatory provisions, or fail to protect the preferences and privileges of the holders of their outstanding securities. . . .

It is hereby declared that the policy and purposes of this title, in accordance with which the provisions of this title shall be interpreted, are to mitigate and, so far as is feasible, to eliminate the conditions enumerated in this section which adversely affect the national public interest and the interest of investors. (Emphasis added)

Of course, you may disagree with our analysis and elect to sue us to enforce Article 5 even though RHR, with its tiny asset base, can ill afford to incur sizeable legal expenses to pursue such a lawsuit, to say nothing of the negative publicity that would ensue.

As an alternative to expensive litigation or a proxy contest we propose that management consider taking meaningful action to address RHR’s discount. As we see it, the real problem is that RHR is a small closed-end fund with a high expense ratio whose shares trade at a double-digit discount to net asset value. That is not a problem that is susceptible to a legalistic solution. One alternative might be to merge RHR into RMR Preferred Dividend Fund, which is trading a premium to NAV. We would like to meet with representatives of management on a confidential basis, preferably without lawyers, to discuss this proposal and other alternatives to address RHR’s discount problem. Please contact me directly to arrange a meeting. Thank you.

Very truly yours,

/s/ Phillip Goldstein
Phillip Goldstein President Kimball & Winthrop, Inc. Managing General Partner

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RMR HOSPITALITY AND REAL ESTATE FUND
400 Centre Street
Newton, MA 02458

August 25, 2006

Mr. Phillip Goldstein
President
Kimball & Winthrop, Inc.
Bulldog Investors General Partnership
60 Heritage Drive
Pleasantville, NY 10570

Dear Mr. Goldstein:

I have your letter of August 15 and have reviewed it with counsel.

Your assertion that the restriction upon ownership in RHR’s declaration of trust is discriminatory and therefore violates the 1940 Act is not correct. RMR Advisors and its affiliates are exempt from the ownership limitation because, among other reasons, RHR is able to monitor equity ownership positions of RMR Advisors and its affiliates to confirm that they do not own shares of any REIT investee or any REIT investee’s tenants. It is not possible for RHR to maintain similar surveillance of all its other shareholders. The share ownership restriction has been regularly disclosed to investors and is required for RHR to carry out its investment program.

If you refuse to bring your investment into compliance, we will have no choice but to implement the protective procedures set forth in RHR’s declaration of trust. You are correct that our doing so may be expensive, and you should expect that RHR will assert its rights to collect that expense (including legal fees, if necessary) from you.

Your idea that RHR consider merging with RDR is irrelevant to the problem RHR now faces because of your improper action. Such ideas can be debated further after you have brought your share holding into compliance with RHR’s share ownership limitation.

I sincerely hope you will respond that you are taking action to bring your share ownership into compliance with the share ownership limitation in RHR’s. declaration. Your prompt attention to this matter will save RHR this distraction from its regular business and will save you from loss.

Sincerely,

/s/ Thomas M. O’Brien
Thomas M. O’Brien
President

cc: Robert Hickey, Esq.

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Bulldog Investors General Partnership, 60 Heritage Drive, Pleasantville, NY 10570
(914) 747-5262 // Fax: (914) 747-5258//oplp@optonline.net

September 25, 2006

Thomas M. O’Brien
President
RMR Hospitality & Real Estate Fund
400 Centre Street
Newton, MA 02458

Dear Mr. O’Brien:

We are responding to your letter dated August 25, 2006. As we understand it, you claim that the reason Section 2.1(a)(i) of Article 5 of the Agreement and Declaration of Trust of RMR Hospitality & Real Estate Fund (“RHR”) exempts RMR Advisors and its affiliates from the ownership limitation is because “RHR is able to monitor equity ownership provisions of RMR Advisors and its affiliates to confirm that they do not own shares of any REIT investee or any REIT investee’s clients.” However, we do not understand why it is necessary for any mutual fund to monitor whether a shareholder of the fund owns shares in a REIT investee or in a REIT investee’s tenants. Furthermore, we are not aware of any other mutual fund (other than those managed by RMR) that has a similar provision.

Of course we would like to avoid litigation and we hope you would too. However, our goal is to close the discount. We are reluctant to voluntarily reduce our share ownership (and negotiating strength) because we are not convinced that that is legally required. On the other hand, we sincerely believe that we might well reach a mutually acceptable accommodation without litigation or a proxy contest. For example, please look at what has happened with Boulder Growth & Income Fund. There, management took a proactive approach and its shares went from a discount to a premium without a public fight. Alternatively, the attached article about Seligman Quality Municipal Fund does not paint a pretty picture. Isn’t it better to try to reach an accommodation without acrimony — better, that is for everyone but the lawyers?

To show our good faith and to induce you to enter into negotiations to discuss the discount, we will not acquire any more shares of RHR or discuss RHR publicly until October 20, 2006. We sincerely hope that you accept our invitation to talk before anyone draws a line in the sand. Thank you.

Very truly yours,

/s/ Phillip Goldstein
Phillip Goldstein President Kimball & Winthrop, Inc. Managing General Partner

InvestmentNews — The Weekly Newspaper for Financial Advisers

Investors apply more pressure

By Jeff Benjamin

August 21, 2006

DETROIT - The developing proxy fight to gain control of Seligman Quality Municipal Fund (SQF), a $98 million closed-end mutual fund, is being interpreted by some industry observers as a sign of things to come for the $325 billion closed-end fund industry.

While proxy battles to gain control of boards representing underperforming funds are not new to closed-end funds, there is evidence that dissident investors are gaining strength by joining forces.

“We’re starting to see a lot more groups of activist investors forming now,” said Warren Antler, managing director at The Altman Group Inc., a New York-based firm that represents closed-end funds in proxy solicitation matters.

Becoming a target

“The groups can build pretty sizable positions, and that makes them hard to defeat,” he added. “The groups scare the funds, and they use that as a psychological advantage, and with hedge funds getting involved, certain closed-end funds will become targets.”

The Seligman fund, team-managed by J&W Seligman & Co. Inc. in New York, has drawn the attention of a couple of activist investment groups operating as The Bulldog Investors-Karpus Group.

The duo, made up of a hedge fund and a registered investment adviser, have managed to acquire more than 30% of the Seligman fund’s outstanding shares, which is expected to be enough to replace three of the board’s nine members in the Oct. 19 proxy vote.

The plan is to secure majority board representation next year when three more board seats are up for vote. In the meantime, the activist group will follow the pattern started two years ago to accumulate as many shares of the closed-end fund as possible.

The ultimate goal of the dissident investors, once they have gained control of the board, is to either replace the management and convert the fund to open-end status or to liquidate the fund.

“I would have been happy if they would have just open-ended the fund,” said Phillip Goldstein, who represents Bulldog Investors as the Pleasantville, N.Y.-based operator of Opportunity Partners LP.

Calls to J&W Seligman requesting comment weren’t returned.

The Bulldog-Karpus Group says it is trying to force the management to address the fund’s poor performance and wide discount to its net asset value.

The fund’s five-year average annualized total return through Aug. 16 was 4.48%, ranking it in the 100th percentile, according to Lipper Inc. of New York.

The fund’s shares trade at a 7.5% discount to their net asset value, and its five-year annualized discount through Aug. 16 is 11.4%. “If they can’t manage the NAV, they can’t close the discount, and if they can’t manage the dividend, they can’t help the NAV,” said Sharon Thornton, senior analyst at Karpus working on the Seligman fund.

She said efforts have been made to encourage the fund’s management to take action to close the discount but that Seligman has

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 “been silent.”

“There’s always a reasonable solution, but you have to be dealing with reasonable people,” Ms. Thornton said. “There are some people who believe that just because they gave birth to the fund, they can just leave it alone and do nothing.”

Although closing the discount and improving overall performance ultimately is good for all shareholders, not everyone views the activists’ intentions as being in the best interests of the closed-end fund industry.

“I think the industry is growing concerned that under the banner of transparency, these [activist] groups are putting some managers at a disadvantage,” said Brian Smith, a spokesman for the Closed-End Fund Association Inc. of Kansas City, Mo.

“Anytime you have a fund like Seligman [Quality Municipal] with a deep and prolonged discount, the opportunity exists for an outside group to buy up shares,” he added. “The reason they’re doing it is not altruistic but to make money.”

The activist efforts are considered particularly significant when the group includes the investment muscle typically associated with a hedge fund. “It’s definitely a trend that when you face continued discounts, there are investors that will come in and try to get the underlying value,” said Bill Sickles, senior research analyst at Lipper.

“The more active investors see a discount, and they have enough money, and they want to pull the value out,” he added.

The power of these activist groups was illustrated last year when two New York hedge funds forced a $1.5 billion closed-end fund, Salomon Brothers Fund (SABRX), to convert to an open mutual fund.

According to published reports, the fund, formerly managed by Citigroup Inc. of New York, was forced to open as part of the asset-swap agreement with Legg Mason Inc. of Baltimore.

No guarantee

It is worth noting that even joining forces with hedge funds doesn’t guarantee a victory for the activists.

A battle for control of the $326 million New Germany Fund (GF), managed by Deutsche Investment Management Americas Inc. in New York, concluded two months ago with the fund’s board and investment adviser remaining in place.

“It was a lot of hard work, but we were able to defeat them,” said Mr. Antler of The Altman Group, which represented the New Germany Fund in the proxy battle with the same group that now is closing in on the Seligman fund.

“The key to winning these proxy fights is reaching the shareholders that the dissidents can’t reach,” he added. “We go a lot deeper and dig into the positions.”

Meanwhile, there is no discounting the presence of the group efforts homing in on closed-end funds.

“Both [Karpus Group founder] George Karpus and Phil Goldstein are on the cutting edge of activism in the closed-end fund industry,” said Thomas Herzfeld, chairman and president of Thomas J. Herzfeld Advisors Inc. in Miami.

“If they’re working together, they should be taken very seriously,” he added.

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RMR HOSPITALITY AND REAL ESTATE FUND
400 Centre Street
Newton, MA  02458

October 17, 2006

Mr. Phillip Goldstein

President

Kimball & Winthrop, Inc.

Bulldog Investors General Partnership

60 Heritage Drive

Pleasantville, NY 10570

Dear Mr. Goldstein:

I have your letter of September 25, 2006.

I was surprised to read that you are not familiar with the limitations which regularly apply to investors in REITs and in companies which invest in REITs. REITs generally do not pay taxes and, as a result, are able to pay dividends higher than most other companies. To maintain tax free status, REITs must comply with complex tax rules, including limitations upon their ownership and upon common ownership with their tenants. Because of applicable ownership attribution rules, these same rules limit the way companies which invest in REITs, like RHR, may conduct business. Your continuing refusal to abide by these limitations limits how RHR may conduct its investment business. Among other places, these rules may be found in Section 542 and 856 of the Internal Revenue Code and numerous IRS rules, regulations and rulings and in the charters of the REITs in which RHR invests. Moreover, as you do know, RHR is organized as a Massachusetts Business Trust, the RHR Agreement and Declaration of Trust clearly states the share ownership limitations and those limitations have been disclosed in RHR communications with investors. In these circumstances, I have been advised that the share ownership restrictions are enforceable.

As noted above, your reported continuing ownership of shares in excess of the amounts permitted by RHR’s Agreement and Declaration of Trust is limiting the RHR investment program. In these circumstances, I hereby request that you advise me in what street name or custodial account our shares are held so RHR may verify your ownership and take other appropriate actions as permitted by the Agreement and Declaration of Trust.

The news article which you attached to your letter and other public information about your activities make clear that you regularly seek to bring litigation, despite your statements to the contrary. The threat in your letter to buy additional RHR shares in violation of RHR governing documents or to “discuss RHR publicly” (whatever that may mean) has not persuaded me or the RHR Board that we should engage in a dialogue with you about discounts or premiums unless and until you bring your share ownership into compliance with the ownership limitations.

I do agree that litigation can be an expensive distraction. I sincerely hope you will reconsider your position and bring your share ownership into compliance with RHR’s governing documents. If you refuse, RHR may have no choice but to seek to enforce its rights under the Agreement and Declaration of Trust, and to charge you with the costs of doing so, including RHR’s legal fees and other damages.

Please respond to this letter on or before November 10, 2006.

Sincerely,

/s/ Thomas M. O’Brien
Thomas M. O’Brien
President

cc: Robert Hickey, Esq.

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Bulldog Investors General Partnership, 60 Heritage Drive, Pleasantville, NY 10570
(914) 747-5262 // Fax: (914) 747-5258//oplp@optonline.net

October 21, 2006

Thomas M. O’Brien
President
RMR Hospitality & Real Estate Fund
400 Centre Street
Newton, MA 02458

Dear Mr. O’Brien:

We received your letter dated October 17, 2006.

We are familiar with the limitations on companies that invest in REIT’s. However, RMR Hospitality & Real Estate Fund (“RHR”) is an investment company, not a REIT. And as we said previously, we are not aware of any other investment company (other than those managed by RMR) that limits ownership of its own shares. Are you suggesting that every investment company that invests in REIT’s is at risk? If so, what is that risk?

Nevertheless, you insist that our ownership of more than 9.8% of RHR’s shares “is limiting the RHR investment program.” Can you tell us what RHR cannot do now that it could do if we complied with your demand to reduce our position in RHR to below the 9.8% level? If you cannot, you might consider whether you are getting sound legal advice from Mr. Hickey in advancing this argument.

Finally, we are disappointed that the Board has again rejected our request to discuss RHR’s persistent discount. Unfortunately, that leaves us little choice but to consider a public appeal to RHR’s shareholders. On the bright side, we can assure you that we have no intent to initiate litigation against RHR at this time. If you change your mind about discussions, please feel free to contact me directly.

Very truly yours,

/s/ Phillip Goldstein
Phillip Goldstein President Kimball & Winthrop, Inc. Managing General Partner

RMR HOSPITALITY AND REAL ESTATE FUND
400 Centre Street
Newton, MA  02458

October 31, 2006

Mr. Phillip Goldstein
President
Kimball & Winthrop, Inc.
Bulldog Investors General Partnership
60 Heritage Drive
Pleasantville,  NY  10570

Dear Mr. Goldstein:

I have your letter of October 21, 2006.

REITs are not permitted to receive tax free rents from entities with which they have 10% or more common ownership. (See Internal Revenue Code Section 856(d) and the regulations promulgated thereunder.) Also, REITs may lose their tax free status if they are 50% owned by five or fewer shareholders. (See Internal Revenue Code Sections 542, 544, 856(a) and 856(h) and the regulations promulgated thereunder.)  For these reasons, almost all of the REITs in which RHR invests limit their shareholders to 9.8% ownership. RHR is an investment company which invests in REITs. Because you appear to own more than 10% of RHR, Internal Revenue Code rules attribute whatever securities you own to RHR, and your securities must be aggregated with the securities owned directly by RHR to determine if the various REIT requirements are met. (See Internal Revenue Code Section 318 and the regulations promulgated thereunder.)  In these circumstances, RHR has found it necessary to monitor your securities holdings and to restrict its own investment decisions to avoid causing its investees to violate the applicable tax rules or the share ownership limitations. This monitoring is particularly difficult because we do not know if the public reports of your securities holdings are complete or timely filed.

Based upon your well reported experience agitating at other investment companies, I expect you are familiar with the foregoing rules. Nonetheless, I have detailed these rules above so that there can be no future question that you know that your refusal to abide RHR’s ownership limitation is restricting RHR’s investment program.

In addition to the limitations which your actions are imposing upon RHR’s investment program, the RHR Agreement and Declaration of Trust specifically limits your share ownership to 9.8%. By buying RHR shares you have agreed to be bound by the RHR Agreement and Declaration of Trust. Your prior correspondence makes clear that you are aware of these terms. However, your argument seems to be these rules should not apply to you. I am advised and believe that the Agreement and Declaration of Trust is enforceable independent of the tax rules which underlie RHR’s program to invest in REITs. Your argument concerning other investment companies is irrelevant, even if it were true. RHR’s Agreement and Declaration of Trust clearly establishes its share ownership limitation and your willful refusal to abide these terms is a plain violation of the Agreement and Declaration of Trust.

I have previously written to you that the RHR board is unwilling to have a dialogue with you unless and until you bring your ownership into compliance with the ownership limitation in the Agreement and Declaration of Trust. I do not believe your renewed threats “to consider a public appeal to RHR’s shareholders”  or to initiate litigation at such time as you consider it appropriate will persuade RHR’s board to change its position. I continue to hope that you will reconsider your position and bring your ownership into compliance with the RHR Agreement and Declaration of Trust.

I again request that you advise me in what street name or custodial account your RHR shares are held so that RHR may verify your ownership and take other actions as permitted by the Agreement and Declaration of Trust. As you know, the RHR Agreement and Declaration of Trust requires that you provide this information. Please respond to this letter on or before November 10, 2006.

Sincerely,

/s/ Thomas M. O’Brien
Thomas M. O’Brien
President

cc: Robert Hickey, Esq.

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Bulldog Investors General Partnership, 60 Heritage Drive, Pleasantville, NY 10570
(914) 747-5262 // Fax: (914) 747-5258//oplp@optonline.net

November 3, 2006

Thomas M. O’Brien
President
RMR Hospitality & Real Estate Fund
400 Centre Street
Newton, MA 02458

Dear Mr. O’Brien:

We received your letter dated October 31, 2006 responding to our letter dated October 21, 2006 in which we asked a very specific question: “Can you tell us what RHR cannot do now that it could do if we complied with your demand to reduce our position in RHR to below the 9.8% level?” You did not provide a response. Instead, you expressed a general concern about RHR having “to restrict its own investment decisions to avoid causing its investees to violate the applicable tax rules of the share ownership limitations.” That just does not make sense to us. RHR is a tiny fund that owns minute percentages of the outstanding shares of its investees. Therefore, perhaps you can answer this question. Has any specific investment decision of RHR been affected by our ownership of more than 9.8% of RHR’s shares?

Although we do not think it is necessary to do so, we will state for the record that Bulldog Investors General Partnership does not own shares in any REITs nor does it intend to invest in any REITs. In addition, we are willing to indemnify RHR for any adverse consequences resulting from our ownership of more than 9.8% of its shares (because we do not believe there are any adverse consequences).

As far as the legal advice you have been getting, we again respectfully suggest it may not be unbiased. You might consider getting an independent legal opinion on this matter from a lawyer that will not benefit from litigating it.

Finally, as firm believers in shareholder democracy, we disagree with your characterization of our intent to appeal to RHR’s shareholders as a “threat.” If the board refuses to address the disparity between RHR’s share price and its net asset value, shouldn’t shareholders have an opportunity to weigh in on that issue?

Very truly yours,

/s/ Phillip Goldstein
Phillip Goldstein President Kimball & Winthrop, Inc. Managing General Partner

RMR HOSPITALITY AND REAL ESTATE FUND
400 Centre Street
Newton, MA 02458

November 8, 2006

Mr. Phillip Goldstein	SENT VIA FEDEX and
President	FAX
Kimball & Winthrop, Inc.
Bulldog Investors General Partnership
60 Heritage Drive
Pleasantville, NY 10570

Dear Mr. Goldstein:

I have your letter of November 3, 2006.

The fact that your Bulldog fund owns more than 9.8% of RHR has caused RHR to pass investment opportunities. Although your letter reports that you do not own or intend to own any REITs, marketing materials distributed by Bulldog plainly state that you specialize in “equities and debt securities, real estate investment trusts, taxable and tax free closed and funds, liquidations, spin off, and asset rich companies” (emphasis added). Public disclosures filed by Bulldog at the SEC and signed by you indicate that you currently own at least one REIT. Moreover, there is considerable administrative work for RHR created by your ownership of more than 9.8% of RHR because certain REIT ownership limitations apply to cross ownerships of REITs and their tenants and because it appears that you may not make timely disclosures of your share ownership positions.

By buying shares of RHR, you and all other shareholders became bound by the terms of the RHR Agreement and Declaration of Trust, including the 9.8% share ownership limitation. I expect that you were aware of these terms when you decided to ignore them, but there can be no question you were aware of the ownership limitations after I wrote to you on August 9, 2006. You have not presented any basis on which RHR’s board might consider an exemption from this limitation; and, based upon your well publicized reputation, I doubt you could do so. I again urge you to reconsider your position and bring Bulldog’s share ownership into compliance with the RHR Agreement and Declaration of Trust.

Your reference to “shareholder democracy” is inappropriate. The RHR business plan is to provide shareholders high dividend income and capital preservation with a lesser emphasis on capital gains. These goals are fully disclosed to shareholders and they are fostered by the terms of the Agreement and Declaration of Trust. This business plan is contrary to the goals of hedge fund investors, such as Bulldog, which seek to achieve short term capital gains by promoting open ending the fund, a merger, a share buy back program or some other technique which may cause RHR to become a weaker company less able to achieve its long term goals.

Unless you intend to voluntarily comply with the ownership limitation, please provide me by November 10, 2006 the street name or custodial account in which your RHR shares are held so that RHR may verify your ownership and take actions as permitted by the Agreement and Declaration of Trust.

Sincerely,

/s/ Thomas M. O’Brien
Thomas M. O’Brien
President

cc: Robert M. Hickey, Esq.

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